Exhibit 3.1

DATED                             24 JUNE 2015

Company no. 09582467

ARTICLES OF ASSOCIATION

of

PURETECH HEALTH PLC

Incorporated on 9 May 2015

As adopted by a special resolution passed on 18 June 2015

CONTENTS

PRELIMINARY		7

1.	REGULATIONS AND ARTICLES NOT TO APPLY	7

2.	INTERPRETATION	7

LIMITED LIABILITY		10

3.	LIMITED LIABILITY	10

SHARE CAPITAL		10

4.	ALLOTMENT	10

5.	REDEEMABLE SHARES	10

6.	POWER TO ATTACH RIGHTS	10

7.	VARIATION OF RIGHTS	10

8.	COMMISSIONS AND BROKERAGES	11

9.	TRUSTS NOT RECOGNISED	11

10.	RENUNCIATION	11

ALTERATION OF SHARE CAPITAL		11

11.	NEW SHARES	11

12.	SUB-DIVISION OF SHARES	11

13.	FRACTIONS	11

SHARE CERTIFICATES		12

14.	RIGHT TO CERTIFICATES	12

15.	REPLACEMENT CERTIFICATES	13

UNCERTIFICATED SHARES		13

16.	UNCERTIFICATED SHARES	13

LIEN		15

17.	COMPANY’S LIEN ON SHARES NOT FULLY PAID	15

18.	ENFORCEMENT OF LIEN BY SALE	15

19.	APPLICATION OF PROCEEDS OF SALE	16

CALLS ON SHARES		16

20.	CALLS	16

21.	POWER TO MAKE DIFFERENT ARRANGEMENTS	16

22.	INTEREST ON CALLS; COSTS, CHARGES AND EXPENSES FOR NON-PAYMENT	17

23.	PAYMENT IN ADVANCE	17

24.	SUMS DUE ON ALLOTMENT TREATED AS CALLS	17

FORFEITURE		18

25.	NOTICE IF CALL NOT PAID	18

26.	FORFEITURE FOR NON-COMPLIANCE	18

27.	NOTICE AFTER FORFEITURE	18

28.	DISPOSAL OF FORFEITED SHARES	18

29.	LIABILITIES AND CLAIMS ON FORFEITURE	19

30.	SURRENDER	19

UNTRACED SHAREHOLDERS		20

31.	POWER OF SALE	20

32.	APPLICATION OF PROCEEDS OF SALE	21

TRANSFERS OF SHARES		21

33.	GENERAL PROVISIONS ABOUT TRANSFERS OF SHARES	21

34.	TRANSFERS OF UNCERTIFICATED SHARES	21

35.	TRANSFERS OF CERTIFICATED SHARES	21

36.	RIGHT TO REFUSE REGISTRATION	21

TRANSMISSION OF SHARES		22

37.	ON DEATH	22

38.	ELECTION OF PERSON ENTITLED BY TRANSMISSION	22

39.	RIGHTS OF PERSON ENTITLED BY TRANSMISSION	23

GENERAL MEETINGS		23

40.	GENERAL MEETINGS	23

NOTICE OF GENERAL MEETINGS		23

41.	POSTPONEMENT OF GENERAL MEETINGS	23

42.	OMISSION TO SEND NOTICE	23

PROCEEDINGS AT GENERAL MEETINGS		24

43.	QUORUM	24

44.	PROCEDURE IF QUORUM NOT PRESENT	24

45.	CHAIRMAN	24

46.	DIRECTOR’S RIGHT TO ATTEND AND SPEAK	25

47.	POWER TO ADJOURN	25

48.	NOTICE OF ADJOURNED MEETING	25

49.	BUSINESS AT ADJOURNED MEETING	25

50.	ATTENDANCE AND PARTICIPATION AT DIFFERENT PLACES AND BY ELECTRONIC MEANS	25

51.	SECURITY ARRANGEMENTS AND ORDERLY CONDUCT	26

VOTING		26

52.	METHOD OF VOTING	26

53.	PROCEDURE ON A POLL	27

54.	VOTES OF SHAREHOLDERS	27

55.	RESTRICTION ON VOTING RIGHTS	28

56.	VOTING BY PROXY	29

57.	RECEIPT OF PROXIES	29

58.	WHEN VOTES BY PROXY VALID THOUGH AUTHORITY REVOKED	30

59.	CORPORATE REPRESENTATIVES	30

60.	OBJECTIONS AND VALIDITY OF VOTES	31

61.	AMENDMENTS TO RESOLUTIONS	31

62.	CONFIDENTIAL INFORMATION	31

CLASS MEETINGS		31

63.	PROCEDURE	31

DISCLOSURE OF INTERESTS IN SHARES		32

64.	SANCTIONS FOR NON-DISCLOSURE	32

65.	CESSATION OF SANCTIONS	33

66.	SECTION 793 NOTICES	33

67.	APPROVED DEPOSITARIES	33

68.	DISCLOSURE OF INTERESTS - DEFINITIONS	33

69.	SECTION 794	34

NUMBER OF DIRECTORS		34

70.	NUMBER OF DIRECTORS	34

ALTERNATE DIRECTORS		34

71.	APPOINTMENT	34

72.	REVOCATION OF APPOINTMENT	34

73.	PARTICIPATION IN BOARD MEETINGS	35

74.	RESPONSIBILITY	35

75.	REMUNERATION AND EXPENSES	35

POWERS OF THE BOARD		35

76.	POWERS OF THE BOARD	35

77.	POWERS OF DIRECTORS IF LESS THAN MINIMUM REQUIRED NUMBER	36

78.	EXERCISE OF VOTING RIGHTS	36

79.	CORPORATE SHAREHOLDERS	36

80.	PROVISION FOR EMPLOYEES ON CESSATION OR TRANSFER OF BUSINESS	36

81.	CHANGE OF NAME	36

82.	OVERSEAS REGISTER	36

83.	BORROWING POWERS	36

84.	LIMIT TO BORROWING POWERS	37

DELEGATION OF DIRECTORS’ POWERS		41

85.	POWERS OF EXECUTIVE DIRECTORS	41

86.	DELEGATION TO COMMITTEES	41

87.	LOCAL AND DIVISIONAL MANAGEMENT	42

88.	POWER OF ATTORNEY	42

89.	ASSOCIATE DIRECTORS	42

APPOINTMENT AND RETIREMENT OF DIRECTORS		42

90.	POWER OF THE COMPANY TO APPOINT DIRECTORS	42

91.	POWER OF THE BOARD TO APPOINT DIRECTORS	43

92.	APPOINTMENT OF EXECUTIVE DIRECTORS	43

93.	ELIGIBILITY OF NEW DIRECTORS	43

94.	VOTING ON RESOLUTION FOR APPOINTMENT	43

95.	RETIREMENT BY ROTATION	43

96.	DIRECTORS SUBJECT TO RETIREMENT	44

97.	POSITION OF RETIRING DIRECTOR	44

98.	DEEMED REAPPOINTMENT	44

REMOVAL AND DISQUALIFICATION OF DIRECTORS		44

99.	REMOVAL BY ORDINARY RESOLUTION	44

100.	VACATION OF OFFICE BY DIRECTOR	45

REMUNERATION OF NON-EXECUTIVE DIRECTORS		46

101.	ORDINARY REMUNERATION	46

102.	ADDITIONAL REMUNERATION	46

REMUNERATION OF EXECUTIVE DIRECTORS		46

103.	REMUNERATION OF EXECUTIVE DIRECTORS	46

DIRECTORS’ EXPENSES		46

104.	DIRECTORS’ EXPENSES	46

DIRECTORS’ INTERESTS		46

105.	DIRECTORS’ PERMITTED INTERESTS AND VOTING	46

106.	AUTHORISATION OF DIRECTORS’ CONFLICTS OF INTEREST	49

107.	PROVISIONS APPLICABLE TO DECLARATIONS OF INTEREST	50

DIRECTORS’ GRATUITIES AND BENEFITS		51

108.	DIRECTORS’ GRATUITIES AND BENEFITS	51

PROCEEDINGS OF THE BOARD AND COMMITTEES		52

109.	BOARD MEETINGS	52

110.	NOTICE OF BOARD MEETINGS	52

111.	QUORUM	52

112.	CHAIRMAN OF THE BOARD	52

113.	VOTING	52

114.	PARTICIPATION BY TELEPHONE	52

115.	RESOLUTION IN WRITING	53

116.	VALIDITY OF PROCEEDINGS OF THE BOARD OR COMMITTEE	53

SECRETARY		53

117.	SECRETARY	53

AUTHENTICATION OF DOCUMENTS		54

118.	AUTHENTICATION OF DOCUMENTS	54

MINUTES		54

119.	MINUTES	54

SEALS		54

120.	SAFE CUSTODY	54

121.	APPLICATION OF SEALS	55

122.	SECURITIES SEAL	55

CHEQUES, BILLS AND NOTES		55

123.	CHEQUES, BILLS AND NOTES	55

DIVIDENDS AND OTHER PAYMENTS		55

124.	DECLARATION OF DIVIDENDS	55

125.	INTERIM DIVIDENDS	55

126.	ENTITLEMENT TO DIVIDENDS	56

127.	METHOD OF PAYMENT	56

128.	CURRENCY OF PAYMENT	57

129.	DIVIDENDS NOT TO BEAR INTEREST	58

130.	CALLS OR DEBTS MAY BE DEDUCTED FROM DIVIDENDS	58

131.	UNCLAIMED DIVIDENDS ETC	58

132.	UNCASHED DIVIDENDS	58

133.	PAYMENT OF DIVIDENDS IN KIND	58

SCRIP DIVIDENDS AND DIVIDEND REINVESTMENT		59

134.	PAYMENT OF SCRIP DIVIDENDS	59

135.	DIVIDEND REINVESTMENT GENERALLY	61

CAPITALISATION OF PROFITS AND RESERVES		61

136.	AUTHORITY TO CAPITALISE AND APPROPRIATION OF CAPITALISED SUMS	61

RECORD DATES		62

137.	RECORD DATES	62

ACCOUNTS		63

138.	INSPECTION OF ACCOUNTS	63

139.	COPY OF ACCOUNTS TO BE SENT TO SHAREHOLDERS	63

140.	SUMMARY FINANCIAL STATEMENTS	63

NOTICES		63

141.	NOTICES TO BE IN WRITING	63

142.	SERVICE OF NOTICES, DOCUMENTS OR OTHER INFORMATION ON SHAREHOLDERS	63

143.	NOTICE BY ADVERTISEMENT	65

144.	EVIDENCE OF SERVICE ON SHAREHOLDERS	65

145.	RECORD DATE FOR SERVICE ON SHAREHOLDERS	66

146.	NOTICE BINDING ON TRANSFEREES ETC	66

147.	NOTICE IN CASE OF DEATH, BANKRUPTCY OR MENTAL DISORDER	66

148.	NOTICES TO DIRECTORS	66

DESTRUCTION OF DOCUMENTS		66

149.	DESTRUCTION OF DOCUMENTS	66

WINDING UP		67

150.	POWER TO PETITION	67

151.	WINDING UP	68

DIRECTORS’ INDEMNITY AND INSURANCE		68

152.	DIRECTORS’ INDEMNITY AND INSURANCE	68

Company no. 09582467

ARTICLES OF ASSOCIATION

of

PURETECH HEALTH PLC

Adopted by a special resolution

passed on 18 June 2015

PRELIMINARY

1.	Regulations and articles not to apply

No regulations or articles set out in any statute, or in any statutory instrument or other subordinate legislation made under any statute, concerning companies shall apply as regulations or articles of the Company.

2.	Interpretation

2.1	In these articles, unless the context requires otherwise:

“Act” means the Companies Act 2006.

“Companies Acts” means every statute for the time being in force concerning companies (including any statutory instrument or other subordinate legislation made under any such statute), so far as it applies to the Company.

“address” includes a number or address used for the purposes of sending or receiving notices, documents or information by electronic means and/or by means of a website.

“appointor” means, in relation to an alternate director, the director who has appointed him as his alternate.

“approved depositary” means a custodian or other person (or a nominee for such custodian or other person) appointed pursuant to an arrangement with the Company or otherwise:

(a)	to hold shares or any rights or interests in any shares; and

(b)	to issue securities, documents of title or other documents which evidence the entitlement of the holder of them to or to receive such shares, rights or interests held by the approved depositary,

provided and to the extent that such arrangements have been approved by the board for the purpose of these articles. The trustees (acting in their capacity as such) of any employees’ shares scheme established by the Company or any other scheme or arrangements principally for the benefit of employees of the Company and/or its subsidiaries which has been approved by the Company in general meeting shall, unless the board decides otherwise, be treated as an approved depositary; as shall the managers (acting in their capacity as such) of any investment or savings plan which the board has approved.

“articles” means these articles of association or such other articles of association of the Company for the time being in force.

“auditors” means the auditors for the time being of the Company.

“board” means the board of directors for the time being of the Company or the directors present or deemed to be present at a duly convened meeting of the directors or any committee at which a quorum is present.

“cash memorandum account” means an account so designated by the Operator of the relevant system concerned.

“certificated share” means a share that is not an uncertificated share, and references in these articles to a share being held in certificated form shall be construed accordingly.

“clear days” in relation to a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“committee” means a committee of the board.

“Company” means PureTech Health plc.

“company” includes any body corporate (not being a corporation sole) or association of persons, whether or not a company within the meaning of the Companies Acts, other than the Company.

“director” means a director for the time being of the Company.

“dividend” includes bonus and any other distribution whether in cash or in specie.

“electronic form” and “electronic means” have the meanings given to them by section 1168 of the Act.

“hard copy” and “hard copy form” have the meanings given to them by section 1168 of the Act.

“holder” means, in relation to any share, the person whose name is entered in the register as the holder of that share and includes two or more joint holders of that share.

“office” means the registered office for the time being of the Company.

“Operator” means a person approved under the uncertificated securities rules as an operator of a relevant system.

“paid up” means paid up or credited as paid up.

“recognised investment exchange” means a recognised investment exchange within the meaning of the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

“recognised person” means a person to whom the Company is not required to send or supply a share certificate in accordance with the provisions of the Companies Acts.

“register” means the register of members of the Company to be kept pursuant to the Companies Acts.

“relevant system” means a relevant system (as defined in the uncertificated securities rules) in which the Operator of the relevant system has permitted the shares or securities of the Company (or the relevant shares or securities) to be transferred.

“seal” means the common seal of the Company or any official or securities seal that the Company may have or may be permitted to have under the Companies Acts.

“secretary” means the secretary for the time being of the Company and includes any assistant or deputy secretary and any person appointed by the board to perform the duties of the secretary.

“share” means a share in the Company.

“shareholder” means a person who is a holder of a share.

“uncertificated securities rules” means any provision of the Companies Acts relating to the holding, evidencing of title to or transfer of uncertificated shares, and any legislation, rules or other arrangements made under or by virtue of such provision.

“uncertificated share” means a share which is recorded in the register as being held in uncertificated form and title to which may, by virtue of the uncertificated securities rules, be transferred by means of a relevant system, and references in these articles to a share being held in uncertificated form shall be construed accordingly.

“working day” means a day that is not a Saturday or Sunday, Christmas Day, Good Friday or any day that is a bank holiday under the Banking and Financial Dealings Act 1971 (c80) in England and Wales.

“written” and “in writing” includes any method of representing or reproducing words in a legible and non-transitory form whether sent or supplied in electronic form or otherwise.

2.2

References in these articles to a document being “signed” or to “signature” include references to its being executed under hand or under seal or by any other method and, in the case of a communication in electronic form, such references are to its being authenticated as specified by the Companies Acts.

2.3

Unless the context requires otherwise, any word or expression contained in these articles and not defined above shall have the same meaning as in the Companies Acts as in force on the date when these articles become binding on the Company.

2.4

Where these articles refer to a person entitled to a share by law, this means a person who has been noted in the register as being entitled to a share as a result of the death or bankruptcy of a shareholder or some other event giving rise to the transmission of the share by operation of law.

2.5	Words which refer to the singular number only include the plural number, and vice versa.

2.6	Words which refer to one gender only include the other genders.

2.7	Words which refer to persons or people include companies.

2.8	Where these articles refer to months or years, these are calendar months or years.

2.9	Any headings in these articles are included for convenience only, and shall not affect the meaning of these articles.

LIMITED LIABILITY

3.	Limited liability

The liability of the members of the Company is limited to the amount, if any, unpaid on the shares held by them.

SHARE CAPITAL

4.	Allotment

Subject to the provisions of the Companies Acts and these articles, the board shall have unconditional authority to allot (with or without conferring rights of renunciation), grant options over, offer or otherwise deal with or dispose of any shares or rights to subscribe for or convert any security into shares to such persons (including directors) at such times and generally on such terms and conditions as the board may determine.

5.	Redeemable shares

The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder. The terms, conditions and manner of redemption of any such shares may be determined by the board before the shares are allotted, or otherwise shall be set out in the articles.

6.	Power to attach rights

Subject to the articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution.

7.	Variation of rights

7.1

Subject to the provisions of the Companies Acts, all or any of the rights or privileges attached to any class of shares may be varied or abrogated in such manner (if any) as may be provided by such rights, or, in the absence of any such provision, either with the consent in writing of the holders of at least three-fourths of the nominal amount of the shares of that class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class validly held in accordance with the provisions of these articles, but not otherwise.

7.2

The rights attached to any class of shares shall not, unless otherwise expressly provided in the rights attaching to such shares, be deemed to be varied or abrogated by the creation or issue of shares ranking pari passu with or subsequent to them or by the purchase or redemption by the Company of any of its own shares.

8.	Commissions and brokerages

8.1	The Company may exercise all the powers conferred or permitted by the Companies Acts to pay commissions or brokerages to any person who:

8.1.1	subscribes, or agrees to subscribe, (whether absolutely or conditionally) for shares; or

8.1.2	procures, or agrees to procure, subscriptions (whether absolute or conditional) for shares.

8.2

Such commission or brokerage may be satisfied by the payment of cash or the allotment of fully or partly paid shares or by the grant of an option to call for an allotment of shares or by any combination of such methods.

9.	Trusts not recognised

Unless ordered by a court of competent jurisdiction or required by law, the Company shall not recognise any person as holding any share upon any trust and shall not be bound by or be otherwise compelled to recognise (even if it has notice of it) any equitable, contingent, future, partial or other claim to or interest in any share other than an absolute right in the holder to the whole of the share.

10.	Renunciation

Subject to the provisions of the Companies Acts and these articles, the board may, at any time after the allotment of shares but before any person has been entered in the register as the holder, recognise a renunciation of those shares by the allottee in favour of some other person and may accord to any allottee of a share a right to effect such renunciation on, and subject to, such terms and conditions as the board considers fit to impose.

ALTERATION OF SHARE CAPITAL

11.	New shares

Subject to any special rights or restrictions attached to them by their terms of issue, all new shares shall be subject to the provisions of these articles with reference to allotment, payment of calls, forfeiture, lien, transfer, transmission and otherwise.

12.	Sub-division of shares

A resolution authorising the Company to sub-divide its shares may also determine that, as between the shares resulting from such sub-division, any of them may have any preference or other advantage or deferred or qualified rights or be subject to any restriction as compared with the others.

13.	Fractions

Subject to any direction by the Company in general meeting, whenever, as the result of any consolidation or consolidation and division of shares, any shareholders would become entitled to fractions of shares, the board may deal with such fractions as it shall determine. In particular, the board may:

13.1

arrange for the sale, for the best price reasonably obtainable, of the shares representing the fractions to any person (including the Company) and distribute the net proceeds of the sale in due proportions amongst those shareholders; except that any amount otherwise due to a shareholder which is less than a minimum sum determined by the board from time to time may be retained for the benefit of the Company, or distributed to an organisation which is a charity for the purposes of the law of England and Wales, Scotland or Northern Ireland. For this purpose, the board may:

13.1.1	if the shares are held in certificated form, authorise any person to sign a transfer of the shares sold to the purchaser of them or to his nominee;

13.1.2	if the shares are held in uncertificated form, exercise any of the Company’s powers under article 16.4 to give effect to the sale,

and, in each case, authorise a person to enter the name of the purchaser or his nominee in the register as the holder of the shares which have been sold. The purchaser shall not be bound to see to the application of the purchase monies, and title to the shares shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. After the name of the purchaser or his nominee has been entered in the register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively; or

13.2

subject to the provisions of the Companies Acts, allot to each such shareholder, credited as fully paid by way of capitalisation, the minimum number of new shares required to round up his holding following the consolidation to a whole number (such allotment being deemed to have been effected immediately before consolidation). For such purpose, the board may:

13.2.1

capitalise a sum equal to the aggregate nominal amount of the new shares to be allotted on that basis out of any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of any other reserve of the Company (including any share premium account, capital redemption reserve or other undistributable reserve); and

13.2.2	appropriate and apply such sum in paying up in full the appropriate number of new shares for allotment and distribution to such shareholders on that basis.

A board resolution capitalising any part of any profits or reserve in accordance with this article 13.2 shall have the same effect as if such capitalisation had been authorised by ordinary resolution of the Company in accordance with these articles and, in relation to any such capitalisation, the board may exercise all the powers conferred on it by these articles without the need for such ordinary resolution.

SHARE CERTIFICATES

14.	Right to certificates

14.1

Subject to these articles and unless the terms of allotment of the shares provide otherwise, every person, upon becoming the holder of any shares in certificated form, shall be entitled, without charge, to one certificate for all the shares of any class registered in his name or, in the case of shares in certificated form of more than one class being registered in his name, to a separate certificate for each class of shares so registered.

14.2

Where a shareholder transfers part of his shares comprised in a certificate, he shall be entitled (without charge) to one certificate for the balance of shares retained by him to the extent that the balance is to be held in certificated form.

14.3

Such certificate(s) shall be despatched to the person so entitled within the time limits prescribed by the Companies Acts (or, if earlier, within any prescribed time limit or within a time specified when the shares were issued).

14.4

The Company shall not be bound to issue more than one certificate in respect of shares in certificated form held jointly by two or more persons. Delivery of a certificate to any one joint holder shall be sufficient delivery to all joint holders.

14.5	The Company does not have to issue a certificate to a recognised person.

14.6	The Company may deliver a certificate to a broker or agent who is acting for a person who is buying shares in certificated form, or who is having the shares in certificated form transferred to him.

14.7

Every certificate of shares shall specify the number and class and the distinguishing numbers (if any) of the shares to which it relates and the amount paid up on them; and shall be issued under the seal, or bearing an imprint or representation of the seal or such other form of authentication as the board may determine, or in such other manner having the same effect as if issued under the seal as the board may approve.

15.	Replacement certificates

15.1

If a shareholder has two or more share certificates for shares of the same class, he may ask the Company for these to be cancelled and replaced by a single new certificate. Provided that such shareholder pays such reasonable charge as the board may decide, the Company must comply with such a request.

15.2

A shareholder may ask the Company to cancel and replace a single share certificate with two or more certificates, for the same total number of shares. The Company may comply with such request and may request that the shareholder pays such reasonable charge as the board may decide.

15.3

The board may cancel any certificate which is worn out, defaced, lost or destroyed and issue a replacement certificate on such terms (if any) as to provision of evidence and indemnity (with or without security) and to payment of any exceptional out-of-pocket expenses incurred by the Company as the board may decide, and upon delivery up of the original certificate (where it is worn out or defaced).

UNCERTIFICATED SHARES

16.	Uncertificated shares

16.1

Subject always to the uncertificated securities rules and to the facilities and requirements of the relevant system concerned, the board may resolve that any class of shares can be held in uncertificated form and that title to such shares may be transferred by means of a relevant system; and the board may make arrangements for any class of shares to be held and transferred in this form. The board may also resolve that shares of any class must cease to be held and transferred in uncertificated form.

16.2

In accordance with and subject to the uncertificated securities rules, shares held in uncertificated form may be changed to become shares held in certificated form, and shares held in certificated form may be changed to become shares held in uncertificated form.

16.3	No provision of these articles shall apply to shares of any class held in uncertificated form to the extent that it is in any respect inconsistent with:

16.3.1	the holding of shares of that class in uncertificated form;

16.3.2	the transfer of title to shares of that class by means of a relevant system; or

16.3.3	any provision of the uncertificated securities rules,

and, without prejudice to the generality of this article, no provision of these articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the uncertificated securities rules, of an Operator register of securities in respect of that class of shares in uncertificated form.

16.4

Where any class of shares is a participating security and the Company is entitled under any provision of the Companies Acts, the uncertificated securities rules or these articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts, the uncertificated securities rules, these articles and the facilities and requirements of the relevant system:

16.4.1

to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form for so long as required by the Company;

16.4.2

to require the holder of that uncertificated share by notice to give any instructions necessary to transfer title to that share by means of the relevant system within the period specified in the notice;

16.4.3

to require the holder of that uncertificated share by notice to appoint any person to take any step, including without limitation the giving of any instructions by means of the relevant system, necessary to transfer that share within the period specified in the notice; and

16.4.4

to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share or otherwise to enforce a lien in respect of that share.

16.5

Unless the board otherwise determines, shares which a shareholder holds in uncertificated form shall be treated as separate holdings from any shares which that shareholder holds in certificated form. However, shares held in uncertificated form shall not be treated as forming a class which is separate from certificated shares with the same rights.

16.6

Unless the board otherwise determines or the uncertificated securities rules otherwise require, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares.

16.7

The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the uncertificated securities rules and regularly reconciled with the relevant Operator register are a complete and accurate reproduction of the particulars entered in the Operator register and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption; in particular, any provision of these articles which requires or envisages that action will be taken in reliance on information contained in the Operator register shall be construed to permit that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled by the Company).

LIEN

17.	Company’s lien on shares not fully paid

17.1

The Company shall have a first and paramount lien on every share which is not fully paid up for any amount payable in respect of such share, whether the due date for payment shall have arrived or not, and such lien shall apply to all dividends from time to time declared or other monies payable in respect of such share.

17.2

The board may at any time, either generally or in any particular case, waive any lien that has arisen or declare any share to be wholly or partly exempt from the provisions of this article 17. Unless otherwise agreed with the transferee, the registration of a transfer of a share shall operate as a waiver of the Company’s lien, if any, on such share.

18.	Enforcement of lien by sale

18.1	Subject to article 18.2, the Company may enforce its lien by selling, in such manner as the board may determine, any share subject to it.

18.2	The Company shall only be entitled to enforce its lien where:

18.2.1	the due date for payment of the amount in respect of which the lien exists has arrived;

18.2.2

notice (stating, and demanding payment of, such amount and giving notice of the intention to sell in default of such payment) has been served by the Company on the shareholder concerned (or to any person entitled to the share by law); and

18.2.3	such payment is not made within 14 days of service of such notice.

18.3	To give effect to a sale in accordance with article 18.1, the board may:

18.3.1

if the share is held in certificated form, authorise any person to sign as transferor a transfer of any share to be sold. Such transfer shall be as effective as if it had been signed by the holder (or person, if any, entitled to the share by law);

18.3.2	if the share is held in uncertificated form, exercise any of the Company’s powers under article 16.4 to give effect to the sale,

and, in each case, authorise a person to enter the name of the purchaser or his nominee in the register as the holder of the share which has been sold. The purchaser shall not be bound to see to the application of the purchase monies; and the title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. After the name of the purchaser or his nominee has been entered in the register in respect of such share, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

19.	Application of proceeds of sale

19.1

The net proceeds of a sale in accordance with article 18.1, after payment of the costs of the sale, shall be applied by the Company in or towards satisfaction of the amount in respect of which the lien exists so far as the same is presently payable. Subject to article 19.2, any residue shall (subject to a like lien for sums not presently payable as existed on the share before the sale) be paid to the shareholder (or to any person entitled to the share by law) immediately before the sale.

19.2

If the share is held in certificated form, the Company need not pay to the shareholder any amount due in accordance with the provisions of article 19.1 until the certificate for the share which is sold is surrendered to the Company for cancellation (or until an indemnity (with or without security) as to any lost or destroyed certificate is provided to the Company in such form as the board may decide).

CALLS ON SHARES

20.	Calls

20.1

Subject to the terms of allotment of shares and provided that any monies unpaid are not payable on a date fixed in accordance with such terms of allotment, the board may make calls on the shareholders in respect of any monies unpaid on the shares or any class of shares held by them (whether in respect of nominal value or any premium).

20.2

The board shall give 14 clear days’ notice to each shareholder concerned (or to any person entitled to the shares by law) of the amount called on the shares and of when and where payment is to be made.

20.3	Subject to article 20.2, each shareholder shall pay to the Company as required by the notice referred to in that article the amount called on his shares.

20.4	A call may be required to be paid by instalments.

20.5	At any time before receipt by the Company of any sum due under a call, the call may be revoked or payment postponed in whole or in part as the board may determine.

20.6	A call shall be deemed to have been made at the time when the resolution of the board authorising such call was passed.

20.7

A person on whom a call is made shall remain liable jointly and severally with the successors in title to his shares even though the shares in respect of which the call was made are subsequently transferred.

20.8	The joint holders of a share shall be jointly and severally liable for payment of all calls in respect of such share.

21.	Power to make different arrangements

Subject to the terms of allotment of shares, on the issue of shares, the board may make different arrangements, as between the holders of such shares, in the amount and the time of payment of calls.

22.	Interest on calls; costs, charges and expenses for non-payment

22.1	If the sum payable in respect of any call is not paid on or before the day appointed for payment, the person from whom it is due and payable shall pay:

22.1.1	interest on the unpaid amount; and

22.1.2	all costs, charges and expenses incurred by the Company by reason of such non-payment.

22.2

The rate of interest payable may be fixed at the time of allotment of the shares or, if no rate is fixed, shall be such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent per annum) as the board may decide.

22.3	Such interest is payable from (and including) the day appointed for payment until (but excluding) the day of actual payment.

22.4	The board may waive payment of the interest, costs, charges and expenses in whole or in part.

23.	Payment in advance

23.1	The board may, if it thinks fit, receive from any shareholder willing to advance the same all or any part of the monies uncalled and unpaid on the shares held by him.

23.2	The liability on the shares in respect of which a payment in advance of calls is made shall be extinguished to the extent of the amount so paid.

23.3

The Company may pay interest on the monies paid in advance, or on so much of them as from time to time exceed the amount of the calls then made on the shares in respect of which the advance has been made, at such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent per annum) as the board may decide.

23.4

No part of any monies paid in advance of calls shall be included or taken into account in ascertaining the amount of any dividend payable upon the shares in respect of which such advance has been made.

24.	Sums due on allotment treated as calls

Any amount which becomes payable in respect of a share on allotment, or at any date fixed pursuant to the terms of allotment, whether in respect of the nominal value of the share or by way of premium or as an instalment of a call, shall be deemed to be a call; and, in the case of non-payment of any such amount, all the provisions of these articles as to payment of interest, costs, charges and expenses, forfeiture or otherwise shall apply as if such sum had become due and payable by virtue of a call.

FORFEITURE

25.	Notice if call not paid

If a call remains unpaid after it has become due and payable, the board may at any time give written notice to such shareholder (or to any person entitled to the shares by law) demanding payment. Such notice shall state:

25.1

a date, being not less than 14 clear days from the date of the notice, by which payment of the amount of the call outstanding, any interest that may have accrued on that amount and all costs, charges and expenses incurred by the Company by reason of such non-payment shall be made;

25.2	the place where payment is to be made; and

25.3	that, if the notice is not complied with, the shares in respect of which the call was made will be liable to be forfeited.

26.	Forfeiture for non-compliance

26.1

If the notice referred to in article 25 is not complied with, any share in respect of which it was given may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board to that effect.

26.2	Forfeiture shall be deemed to occur at the time of the passing of the board resolution referred to in article 26.1.

26.3	Forfeiture shall include all dividends declared or other monies payable in respect of the forfeited shares, but not paid before the forfeiture.

27.	Notice after forfeiture

27.1

When any share has been forfeited, notice of the forfeiture shall be served on the person who was, before forfeiture, the holder (or the person, if any, entitled to the share by law); but no forfeiture shall be invalidated by any omission to give such notice.

27.2	An entry of the fact and date of forfeiture shall be made in the register.

28.	Disposal of forfeited shares

28.1

Until cancelled in accordance with the provisions of the Companies Acts, a forfeited share, together with all rights attaching to it, shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was, before the forfeiture, the holder (or the person, if any, entitled to the share by law) or to any other person.

28.2

Such sale, re-allotment or other disposal shall be made on such terms and in such manner as the board may determine, including (but without limitation to the generality of the preceding wording) with or without any past or accruing dividends and, in the case of re-allotment, with or without any money paid up on it by the former holder being credited as paid up on it on re-allotment.

28.3	Where, for the purposes of its disposal, a forfeited share is to be transferred to any person, the board may:

28.3.1	if the share is held in certificated form, authorise any person to sign as transferor a transfer of such share to the transferee;

28.3.2	if the share is held in uncertificated form, exercise any of the Company’s powers under article 16.4 to give effect to the transfer.

28.4

The Company may receive the subscription or purchase monies (if any) given for the share on its re-allotment or disposal, and may register the allottee or, as the case may be, transferee as the holder of the share.

28.5	The board may, at any time before any share so forfeited has been cancelled, sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

28.6

A statutory declaration by a director or the secretary that a share has been forfeited on the date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The person to whom the share is re-allotted or disposed of shall not be bound to see to the application of the subscription or purchase monies (if any); and the title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the forfeiture or re-allotment or disposal of the share. After the name of the allottee or, as the case may be, transferee has been entered in the register in respect of such share, the validity of the re-allotment or transfer shall not be impeached by any person and the remedy of any person aggrieved by the re-allotment or transfer shall be in damages only and against the Company exclusively.

29.	Liabilities and claims on forfeiture

29.1

Any person whose shares have been forfeited shall cease to be a shareholder in respect of them and (if the shares are held in certificated form) shall surrender to the Company for cancellation the certificate for the shares. However, he shall remain liable to pay, and shall immediately pay, to the Company:

29.1.1	all calls, interest, costs, charges and expenses owing on or in respect of such shares at the time of forfeiture; and

29.1.2

interest on such amounts. Such interest is payable from (and including) the day of actual forfeiture until (but excluding) the day of payment. The rate of such interest may be fixed at the time of allotment of the shares or, if no rate is so fixed, shall be such rate (not exceeding, without the sanction of the Company given by ordinary resolution, 20 per cent per annum) as the board may decide, and the board may, if it thinks fit, enforce payment of such amounts without any allowance for the value of the shares at the time of forfeiture or for any subscription or purchase monies received on their re-allotment or disposal.

29.2

Save for those rights and liabilities expressly saved by these articles or imposed (in the case of past shareholders) by the Companies Acts, the forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share, as between the shareholder whose share is forfeited and the Company.

30.	Surrender

The board may accept the surrender of any share liable to be forfeited and, in such case, references in these articles to forfeiture shall include surrender.

UNTRACED SHAREHOLDERS

31.	Power of sale

31.1	The Company shall be entitled to sell any share of a shareholder, or any share to which a person is entitled by law, at the best price reasonably obtainable, provided that:

31.1.1	for a period of not less than 12 years (during which at least three cash dividends (whether interim or final) shall have been paid to shareholders of the class to which the shares concerned belong):

31.1.1.1

no cheque, warrant or money order sent by the Company through the post in a pre-paid envelope addressed to the shareholder, or to the person entitled to the share by law, at his address in the register (or other last known postal address given by such shareholder or person to which cheques, warrants and money orders in respect of such share are to be sent) has been cashed; or

31.1.1.2	all funds paid by any bank or other funds transfer system to such shareholder or person in accordance with article 127.1 have been returned to the Company;

31.1.2

at the expiration of such period of 12 years, the Company has given notice of its intention to sell such share by advertisement in both a national newspaper and in a newspaper circulating in the area of the address referred to in article 31.1.1.1 above or the address at which services of notices may be effected in the manner authorised by these articles is located; and

31.1.3

the Company has not, during such period of 12 years or the further period of three months following the last of such advertisements, received any communication in respect of such share from the shareholder or person entitled by law.

31.2

If, during the period of not less than 12 years referred to in article 31.1 or during any period ending on the date when all the requirements of articles 31.1.1 to 31.1.3 (inclusive) have been satisfied, any additional shares have been issued by way of a bonus issue in respect of those shares held at the beginning of, or previously so issued during, such periods, and all the requirements of articles 31.1.2 and 31.1.3 have been satisfied in regard to such additional shares, the Company shall also be entitled to sell the additional shares.

31.3	To give effect to any such sale, the board may:

31.3.1

if the share is held in certificated form, authorise any person to sign as transferor a transfer of such share to the purchaser or his nominee. Such transfer shall be as effective as if it had been signed by the holder (or person, if any, entitled to the share by law);

31.3.2	if the share is held in uncertificated form, exercise any of the Company’s powers under article 16.4 to give effect to the sale,

and, in each case, authorise a person to enter the name of the purchaser or his nominee in the register as the holder of the share which has been sold. The purchaser shall not be bound to see to the application of the purchase monies; and the title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the sale. After the name of the purchaser or his nominee has been entered in the register in respect of such share, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

31.4

A statutory declaration by a director or the secretary that a share has been sold on the date stated in the declaration shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share.

32.	Application of proceeds of sale

The Company shall account to the shareholder or other person entitled to such share for the net proceeds of such sale by carrying all monies in respect of that sale to a separate account. The Company shall be deemed to be a debtor and not a trustee in respect of that money for such shareholder or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments as the board may from time to time think fit. No interest shall be payable in respect of such monies and the Company shall not be required to account for any money earned on them.

TRANSFERS OF SHARES

33.	General provisions about transfers of shares

33.1	Subject to the provisions of these articles, a shareholder may transfer all or any of his shares to another person.

33.2	The transferor shall be deemed to remain the holder of any share transferred until the name of the transferee is entered in the register in respect of it.

33.3

No fee shall be charged by the Company for the registration of any transfer or any other change relating to or affecting the title to any share or the right to transfer it or for making any other entry in the register.

34.	Transfers of uncertificated shares

Every transfer of shares which are in uncertificated form must be made by means of a relevant system.

35.	Transfers of certificated shares

35.1	Every transfer of shares which are in certificated form must be in writing in any usual form or in any form approved by the board.

35.2	Such transfer shall be signed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid up) by or on behalf of the transferee.

35.3	The Company is entitled to retain any transfer which it registers.

36.	Right to refuse registration

36.1	The board may, in its absolute discretion and without giving any reason, refuse to register any transfer of certificated shares if:

36.1.1

it is in respect of shares which are not fully paid up, provided that, if any of the class of shares which are not fully paid up are admitted to trading on a recognised investment exchange, the board shall not refuse to register a transfer if this would stop dealings in that class taking place on an open and proper basis;

36.1.2	it is in respect of more than one class of shares;

36.1.3	it is not duly stamped or is not duly certified or otherwise shown to the satisfaction of the board to be exempt from stamp duty; or

36.1.4

it is not delivered for registration to the office or such other place as the board may from time to time determine, accompanied (except in the case of a transfer by a recognised person where a certificate has not been issued) by the certificate for the shares to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer and, if the transfer is signed by some other person on his behalf, the authority of that person to do so.

36.2	The board may, in its absolute discretion and without giving any reason, refuse to register any allotment or transfer of shares which is in favour of:

36.2.1	a child, bankrupt or person of unsound mind; or

36.2.2	more than four joint allottees or transferees.

TRANSMISSION OF SHARES

37.	On death

37.1

The personal representatives of a deceased shareholder shall be the only persons recognised by the Company as having any title to shares held by him alone or to which he alone is entitled; but, in the case of shares held by more than one person, only the survivor or survivors shall be recognised by the Company as being entitled to such shares.

37.2	Nothing in these articles shall release the estate of a deceased shareholder from any liability in respect of any share which had been held by him solely or jointly with another person.

38.	Election of person entitled by transmission

38.1

Any person who is entitled to a share as a result of the death or bankruptcy of a shareholder or some other event giving rise to the transmission of the share by operation of law may, on producing such evidence as the board may reasonably require, elect either to be registered as the holder or to have some person nominated by him registered as the holder.

38.2	If the person so entitled elects to be registered himself, he shall give notice to the Company to that effect. If he elects to have some other person registered, he shall do this:

38.2.1	if the share is held in certificated form, by signing as transferor a transfer of the share to that person;

38.2.2	if the share is held in uncertificated form, by a transfer by means of a relevant system (such as CREST).

The provisions of these articles relating to the transfer of shares (including the right of the board to refuse registration) shall apply to such notice or transfer (as the case may be) as if it were a transfer by the person previously entitled to the share.

39.	Rights of person entitled by transmission

39.1

When a person becomes entitled to a share as a result of the death or bankruptcy of a shareholder or some other event giving rise to the transmission of the share by operation of law, the rights of the holder in relation to that share shall cease.

39.2	The person so entitled to the share is entitled to any dividends and other monies payable in respect of the share (even though he is not registered as the holder of the share). However, the board may:

39.2.1	withhold payment of any dividend or other monies payable in respect of the share until such person has produced such evidence of his entitlement as the board may reasonably require; and

39.2.2

at any time give notice to such person requiring him to elect either to register himself or to transfer the share. If such notice is not complied with within 60 days, the board may, after that time, withhold payment of all dividends and other monies payable in respect of the share until the requirements of the notice have been complied with.

39.3

Unless he is registered as the holder of the share, the person so entitled to the share is not entitled in respect of it to receive notice of, or to exercise any rights conferred on shareholders in relation to, meetings of the Company or any separate meeting of the holders of any class of shares.

GENERAL MEETINGS

40.	General meetings

40.1	The board may convene a general meeting of the Company whenever it thinks fit.

40.2

If, at any time, there are not sufficient directors within the United Kingdom capable of acting to form a quorum, the directors in the United Kingdom capable of acting may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the board.

NOTICE OF GENERAL MEETINGS

41.	Postponement of general meetings

If the board, in its absolute discretion, considers that it is impractical or undesirable for any reason to hold a general meeting on the date or at the time or place specified in the notice calling the general meeting, it may postpone the meeting to another date, time and place. When a meeting is so postponed, notice of the date, time and place of the postponed meeting shall be placed in at least one national newspaper in the United Kingdom. Notice of the business to be transacted at such postponed meeting shall not be required.

42.	Omission to send notice

The accidental omission to give any notice of a meeting, or to send or supply any document or other information relating to any meeting, to any person entitled to receive the notice, document or other information, or the non-receipt for any reason of any such notice, document or other information by that person, shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

43.	Quorum

43.1

No business shall be transacted at any general meeting unless a quorum is present. The absence of a quorum shall not preclude the appointment of a chairman of the meeting in accordance with the provisions of these articles, which shall not be treated as part of the business of the meeting.

43.2

The quorum for a general meeting shall, for all purposes, be two shareholders present in person or by proxy and entitled to vote (save that, in the case of the Company having only one shareholder, the quorum shall be one shareholder present in person or by proxy and entitled to vote).

44.	Procedure if quorum not present

44.1

If a quorum is not present within 15 minutes (or such longer interval as the chairman of the meeting in his absolute discretion thinks fit) from the time appointed for the commencement of the meeting, or if, during a meeting, a quorum ceases to be present, the meeting, if convened by or on the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to such date (being not less than 14 days nor more than 28 days later), time and place as the chairman of the meeting (or, in default, the board) shall appoint.

44.2

At any such adjourned meeting the quorum shall be one shareholder present in person or by proxy and entitled to vote. If a quorum is not present within 15 minutes (or such longer interval as the chairman of the meeting in his absolute discretion thinks fit) from the time appointed for the commencement of such adjourned meeting, or if, during the meeting, a quorum ceases to be present, the adjourned meeting shall be dissolved.

44.3	The Company shall give not less than seven clear days’ notice of any such adjourned meeting.

45.	Chairman

45.1

The chairman (if any) of the board or, in his absence, the deputy chairman (if any) of the board or, in his absence, some other director nominated by the directors, shall preside as chairman at every general meeting of the Company.

45.2

If neither the chairman (if any) nor the deputy chairman (if any) nor such other director is present within 15 minutes after the time appointed for the commencement of the meeting, or none of such persons is willing to act as such, the directors present shall select one of their number to be chairman of the meeting. If only one director is present and he is willing to act, he shall be chairman of the meeting. In default, a shareholder may be elected to be chairman of the meeting by a resolution of the Company passed at the meeting.

45.3

The decision of the chairman of the meeting on points of order, matters of procedure or arising incidentally out of the business of the meeting shall be final and conclusive, as shall be his determination, acting in good faith, whether any point or matter is of such a nature.

45.4	For the avoidance of doubt, no provision of these articles restricts or excludes any of the powers or rights of a chairman of a meeting which are given by law.

46.	Director’s right to attend and speak

A director shall be entitled, even though he is not a shareholder, to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares or debentures of the Company.

47.	Power to adjourn

47.1

The chairman of the meeting may, with the consent of a meeting at which a quorum is present (and shall, if so directed by the meeting), adjourn any meeting to another date, time and/or place or for an indefinite period.

47.2

Without prejudice to any other power which he may have under these articles or which is given by the general law, the chairman of the meeting may, without the need for the consent of the meeting, interrupt or adjourn any meeting at which a quorum is present to another date, time and/or place or for an indefinite period if he is of the opinion that:

47.2.1	the shareholders wishing to attend cannot be conveniently accommodated in the place appointed for the meeting; or

47.2.2	the conduct of persons present prevents or is likely to prevent the proper and orderly conduct of the meeting; or

47.2.3	it has become necessary to ensure that the business of the meeting is properly considered and transacted.

48.	Notice of adjourned meeting

48.1	The provisions of this article 48 shall not apply to a meeting adjourned for lack of a quorum (see article 44).

48.2	The Company shall give not less than seven clear days’ notice of any meeting which is adjourned for 28 days or more or for an indefinite period.

48.3	In all other cases, no person shall be entitled to receive notice of an adjourned meeting or of the business to be transacted at the adjourned meeting.

49.	Business at adjourned meeting

The only business which shall be transacted at any adjourned meeting is that which might properly have been transacted at the meeting from which the adjournment took place.

50.	Attendance and participation at different places and by electronic means

50.1

In the case of any general meeting, the board may, notwithstanding the specification in the notice convening the general meeting of the place at which the chairman of the meeting shall preside (“Principal Place”), make arrangements for simultaneous attendance and participation by electronic means allowing persons not present together at the same place to attend, speak and vote at the meeting (including the use of satellite meeting places). The arrangements for simultaneous attendance and participation at any place at which persons are participating using electronic means may include arrangements for controlling or regulating the level of attendance at any particular venue provided that such arrangements shall operate so that all shareholders and proxies are able to attend at one or other of the venues.

50.2

The shareholders or proxies at the place or places at which persons are participating using electronic means shall be counted in the quorum for, and be entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities are available throughout the meeting to ensure that the shareholders or proxies attending at the places at which persons are participating using electronic means are able to:

50.2.1	participate in the business for which the meeting has been convened; and

50.2.2

see and hear all persons who speak (whether through the use of microphones, loud speakers, audiovisual communication equipment or otherwise) in the Principal Place (and any other place at which persons are participating using electronic means).

For the purposes of all other provisions of these articles (unless the context requires otherwise), the shareholders and proxies shall be treated as meeting at the Principal Place.

51.	Security arrangements and orderly conduct

The board and, at any general meeting, the chairman of the meeting may make any arrangement and impose any requirement or restriction which it or he (as appropriate) considers appropriate to ensure the security and orderly conduct of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items which may be taken into the meeting place. The board and, at any general meeting, the chairman of the meeting is entitled to refuse entry to, or to eject, a person who refuses to comply with these arrangements, requirements or restrictions or who disrupts the proper and orderly conduct of the meeting.

VOTING

52.	Method of voting

52.1

At any general meeting, a resolution put to the vote of the meeting shall be decided by a show of hands unless before the show of hands, or before or immediately following the declaration of the result of the show of hands, a poll is duly demanded.

52.2	A poll may be demanded on any question by:

52.2.1	the chairman of the meeting;

52.2.2	not less than five shareholders present in person or by proxy and entitled to vote on the resolution;

52.2.3

a shareholder or shareholders present in person or by proxy representing in aggregate not less than 10 per cent of the total voting rights of all the shareholders having the right to vote on the resolution (excluding any voting rights attached to any shares held as treasury shares); or

52.2.4

a shareholder or shareholders present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than 10 per cent of the total sum paid up on all the shares conferring that right (excluding shares held as treasury shares).

A demand by a proxy for a shareholder shall be deemed to be a demand by that shareholder.

52.3

Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairman of the meeting that the resolution has been carried, or carried by a particular majority, or lost or not carried by a particular majority, and an entry to that effect in the book containing the minutes of proceedings of the Company, shall be conclusive evidence of that fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

53.	Procedure on a poll

53.1

If a poll is properly demanded, it shall be taken in such manner as the chairman of the meeting directs. He may appoint scrutineers, who need not also be shareholders, and may fix a date, time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

53.2

Any poll demanded on the election of a chairman of a meeting or on any question of adjournment shall be taken at the meeting and without adjournment. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the meeting directs, either at once or after an interval or adjournment (but not more than 30 days after the date of the demand).

53.3

No notice need be given of a poll not taken immediately if the date, time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the date, time and place at which the poll is to be taken.

53.4

The demand for a poll may be withdrawn, but only with the consent of the chairman of the meeting. A demand so withdrawn shall validate the result (if any) of a show of hands declared before the demand was made. In the case of a poll demanded before the show of hands or the declaration of the result of it, the meeting shall continue as if the demand had not been made.

53.5

The demand for a poll (other than on the election of the chairman of the meeting or on any question of adjournment) shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

54.	Votes of shareholders

54.1	The voting rights set out in articles 54.2 and 54.3 are subject to any rights or restrictions as to voting upon which any shares may have been issued or may for the time being be held.

54.2	On a show of hands:

54.2.1	every shareholder who is entitled to vote on the resolution and who is present in person shall have one vote; and

54.2.2	every proxy present who has been duly appointed by one or more shareholders entitled to vote on the resolution shall have one vote; except that:

54.2.2.1	if a shareholder votes in person on a resolution then, as regards that resolution, his proxy shall have no vote; and

54.2.2.2	a proxy shall have one vote for and one vote against the resolution if he has been duly appointed by more than one shareholder entitled to vote on the resolution and either:

(a)	is instructed by one or more of those shareholders to vote for the resolution and by one or more others to vote against it; or

(b)	is instructed by one or more of those shareholders to vote in one way and is given a discretion as to how to vote by one or more others (and wishes to use that discretion to vote in the other way).

54.3

On a poll, every shareholder who is entitled to vote on the resolution and who is present in person or by a duly appointed proxy shall have one vote for every share he holds. A shareholder entitled to more than one vote need not, if he votes on the poll (whether in person or by proxy), use all his votes or cast all the votes he uses in the same way.

54.4

In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. Seniority shall be determined by the order in which the names of the joint holders stand in the register.

54.5

A shareholder in respect of whom an order has been made by any court or official having jurisdiction (whether in the United Kingdom or elsewhere) that he is or may be suffering from mental disorder or is otherwise incapable of running his affairs may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised for that purpose and appointed by the court or official and any such receiver, curator bonis or other person may vote by proxy; provided, in each case, that evidence (to the satisfaction of the board) of the authority of the person claiming to exercise the right to vote is received by the Company within the time limits prescribed by these articles for the receipt of appointments of proxy for use at the meeting, adjourned meeting or poll at which the right to vote is to be exercised.

54.6

For the purposes of determining which persons may attend and vote at a general meeting, and the number of votes each such person has, the notice of the meeting may specify a date and time by which persons must be entered in the register in order to be entitled to attend and vote at the meeting. This date and time must not be more than 48 hours (excluding any part of a day that is not a working day) before the time appointed for the commencement of the meeting.

55.	Restriction on voting rights

55.1

The provisions of article 64 shall apply to restrict the voting rights of a shareholder where a notice has been given in accordance with section 793 of the Act in respect of shares held by him and the information required by such notice has not been given to the Company.

55.2

Unless the board otherwise determines, no shareholder shall be entitled (in respect of any share held by him) to be present or to vote, either in person or by proxy, at any general meeting or at any separate meeting of the holders of any class of shares or on any poll, or to exercise any other rights conferred on shareholders in relation to any such meeting or poll, if any calls or other monies due and payable in respect of such share remain unpaid. Such restrictions shall cease to apply on payment of the amount outstanding and all costs, charges and expenses incurred by the Company by reason of such non-payment.

56.	Voting by proxy

56.1	The appointment of a proxy shall be:

56.1.1	in writing in the usual form, or in such other form as may be approved by the board; and

56.1.2

signed by the appointor or his duly authorised attorney or, if the appointor is a corporation, executed under its seal or signed under the hand of its duly authorised officer or attorney or other person or persons authorised to sign it.

56.2

Subject to any contrary direction contained in the appointment of a proxy, a proxy may demand or join in demanding a poll and, subject to the provisions of these articles, may speak at a general meeting and may vote on any resolution or amendment of a resolution put to, or any other business which may properly come before, the meeting for which it is given, as the proxy thinks fit.

56.3	A proxy need not be a shareholder of the Company.

56.4

A shareholder may appoint more than one proxy to attend on the same occasion, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by such shareholder. Where a shareholder appoints more than one proxy, each such appointment shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and the shareholder shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that shareholder to exercise.

56.5	The appointment of a proxy shall not preclude a shareholder from attending and voting in person at the meeting or any adjournment of it or on any poll.

56.6

The appointment of a proxy shall, unless the contrary is stated in it, be valid for any adjournment of the meeting as well as for the meeting(s) to which it relates. No appointment of a proxy shall be valid after the expiry of 12 months from the date it is given.

57.	Receipt of proxies

57.1	In order to be valid, the appointment of a proxy must:

57.1.1

(in the case of an appointment of a proxy made in hard copy form) be received at the office (or at such other place within the United Kingdom as may be specified by the Company for the receipt of appointments of proxy in hard copy form) by the relevant time, together with the relevant documents, if any; or

57.1.2

(in the case of an appointment of a proxy made by electronic means or by means of a website) be received at the address by the relevant time. Any relevant documents must also be received at the address or at the office by the relevant time.

57.2	For the purposes of this article 57:

57.2.1	the “address” means the number or address which has been specified by the Company for the purpose of receiving appointments of proxy by electronic means or by means of a website;

57.2.2

“relevant documents” means the power of attorney or other authority pursuant to which the appointment of proxy is made, or a copy of such document certified by a notary or certified in some other way approved by the board;

57.2.3	the “relevant time” shall be:

57.2.3.1	in the case of a meeting or adjourned meeting, 48 hours before the time appointed for the commencement of the meeting or adjourned meeting;

57.2.3.2	in the case of a poll taken more than 48 hours after it was demanded, 24 hours before the time appointed for the taking of the poll; or

57.2.3.3	in the case of a poll taken after the end of a meeting or adjourned meeting but 48 hours or less after it was demanded, before the end of the meeting at which it was demanded,

or, in each case, such later time as the board may determine.

In calculating the periods referred to in this article 57.2.3, no account shall be taken of any part of a day which is not a working day.

58.	When votes by proxy valid though authority revoked

A vote given or poll demanded by a proxy or a duly authorised representative of a corporation shall be valid even though the authority of the person voting or demanding a poll has previously terminated unless notice in writing of the termination was received by the Company:

58.1	(in the case of a duly authorised representative of a corporation) at the office;

58.2	(where the appointment of the proxy was made in hard copy form) at the office (or such other place as is specified for the receipt of appointments of proxy in hard copy form); or

58.3	(where the appointment of the proxy was made by electronic means or by means of a website) at the address (as defined in article 57.2.1),

in each case, by the relevant time (as defined in article 57.2.3).

59.	Corporate representatives

59.1

A shareholder which is a corporation may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. The provisions of the Companies Acts shall apply to determine the powers that may be exercised at any such meeting by any person or persons so authorised.

59.2

The corporation shall, for the purposes of these articles, be deemed to be present in person at any such meeting if any person or persons so authorised is or are present at it, and all references to attendance and voting in person shall be construed accordingly.

59.3

A director, the secretary or some person authorised for the purpose by the secretary may require any representative to produce a certified copy of the resolution so authorising him before permitting him to exercise his powers.

60.	Objections and validity of votes

60.1

No objection shall be raised to the qualification of any voter, or to the counting of, or failure to count, any vote, except at the meeting or adjourned meeting at which the vote objected to is tendered or at which the error occurs. Any objection made in due time shall be referred to the chairman of the meeting and shall only vitiate the result of the voting if, in the opinion of the chairman of the meeting, it is of sufficient magnitude to affect the decision of the meeting. The decision of the chairman of the meeting shall be final and conclusive.

60.2

The Company shall not be obliged to check that any proxy or corporate representative exercises the votes of the appointing shareholder, either at all or in accordance with the voting instructions given.

60.3

No vote at any general meeting of the Company shall be declared or deemed invalid by virtue solely of any failure by any proxy or corporate representative to vote in accordance with the voting instructions given to him by the appointing shareholder.

61.	Amendments to resolutions

61.1	No amendment to a special resolution (other than a clerical amendment to correct a patent error) may be considered in any circumstances.

61.2	No amendment to an ordinary resolution (other than a clerical amendment to correct a patent error) may be considered unless either:

61.2.1	at least two working days’ prior written notice of the amendment has been received by the Company; or

61.2.2	the chairman of the meeting agrees otherwise.

61.3

If any amendment proposed to any resolution under consideration is ruled out of order by the chairman of the meeting, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

62.	Confidential information

No shareholder present at a general meeting, whether in person, by proxy or by representative, shall be entitled to require disclosure of or any information about any detail of the Company’s trading, or that may relate to the conduct of the business of the Company, if the board decides that it is in the interests of the Company to keep that information confidential.

CLASS MEETINGS

63.	Procedure

The provisions of these articles relating to general meetings of the Company or to the proceedings at general meetings shall apply to any separate meeting of the holders of any class of shares, except that:

63.1	no shareholder, other than a director, shall be entitled to notice of, or to attend, any such meeting unless he is a holder of shares of that class;

63.2

the quorum at any such meeting (other than an adjourned meeting) shall be two persons present in person or by proxy holding or representing by proxy at least one-third in nominal value of the shares of that class (excluding any shares of that class held as treasury shares);

63.3	the quorum at any adjourned meeting shall be one person holding shares of that class who is present in person or by proxy; and

63.4

a poll may be demanded by any person holding shares of that class who is present in person or by proxy and entitled to vote at the meeting. On a poll, every shareholder who is present in person or by proxy shall have one vote for every share of that class he holds.

DISCLOSURE OF INTERESTS IN SHARES

64.	Sanctions for non-disclosure

64.1	Where a shareholder, or any other person appearing to be interested in shares held by that shareholder, has:

64.1.1	been issued with a notice pursuant to section 793 of the Act; and

64.1.2

failed in relation to any shares (“default shares”, which expression shall include any additional shares which are issued in respect of such default shares) to give the Company the information required by that notice within the prescribed period from the date of service of the notice, then, unless the board otherwise determines, the sanctions set out in articles 64.2 and 64.3 shall apply.

64.2

The shareholder shall not be entitled in respect of the default shares and any other shares held by him to be present or to vote (either in person or by representative or proxy) at any general meeting or at any separate meeting of the holders of any class of shares, or on any poll, or to exercise any other right conferred on shareholders in relation to any such meeting or poll. The same restrictions shall apply to any transferee to whom any of such default shares are transferred, unless such transfer is an excepted transfer (as defined in article 68).

64.3	Where the default shares represent at least 0.25 per cent in nominal value of the shares of their class (excluding any shares of that class held as treasury shares):

64.3.1

any dividend or other monies payable in respect of the default shares shall be withheld by the Company, which shall not have any obligation to pay interest on it, and the shareholder shall not be entitled to elect, pursuant to articles 134 or 135, to receive shares instead of that dividend; and

64.3.2

save for an excepted transfer (as defined in article 68) and subject to the requirements of the relevant system in relation to shares in uncertificated form, no transfer of a default share shall be registered unless:

64.3.2.1	the shareholder is not himself in default as regards supplying the information required; and

64.3.2.2	the shareholder proves to the satisfaction of the board that no person in default as regards supplying such information is interested in any of the shares which are the subject of the transfer.

65.	Cessation of sanctions

65.1	Where the sanctions under article 64 apply in relation to any shares, they shall cease to have effect seven days following the earlier of:

65.1.1	receipt by the Company of notice that the shares have been transferred by means of an excepted transfer; or

65.1.2	receipt by the Company of the information required by the notice issued pursuant to section 793 of the Act.

65.2	The board may at any time give notice cancelling or suspending for a stated period the operation of the sanctions under article 64 in whole or in part.

66.	Section 793 notices

66.1

Any notice issued pursuant to section 793 of the Act may treat certificated and uncertificated shares of a holder as separate holdings and either apply only to certificated shares or to uncertificated shares or make different provision for certificated and uncertificated shares.

66.2

Where, on the basis of information obtained from a shareholder in respect of any share held by him, the Company issues a notice pursuant to section 793 of the Act to any other person, it shall, at the same time, send a copy of the notice to the shareholder. The accidental omission to do so, or the non-receipt by the shareholder of the copy, shall not invalidate or otherwise affect the application of article 64.

67.	Approved depositaries

67.1

Where a person who appears to be interested in shares has been served with a notice pursuant to section 793 of the Act and the shares in which he appears to be interested are held by an approved depositary, the provisions of articles 64 to 66 (inclusive) shall be treated as applying only to the shares which are held by the approved depositary in which that person appears to be interested and not (so far as that person’s apparent interest is concerned) to any other shares held by the approved depositary.

67.2

While the shareholder on which a notice pursuant to section 793 of the Act is served is an approved depositary, the obligations of the approved depositary as a shareholder will be limited to disclosing to the Company any information relating to a person who appears to be interested in the shares held by it which has been recorded by it in accordance with the arrangement under which it was appointed as an approved depositary.

68.	Disclosure of interests - definitions

For the purposes of articles 64 to 67 (inclusive):

68.1	a person, other than the holder of a share, shall be treated as appearing to be interested in that share if:

68.1.1	the holder has informed the Company that the person is, or may be, so interested; or

68.1.2

the Company (after taking account of any information obtained from the holder or, pursuant to a notice under section 793 of the Act, from anyone else) knows or has reasonable cause to believe that the person is, or may be, so interested;

68.2	“interested” shall be construed in the same way as it is construed for the purpose of section 793 of the Act;

68.3

reference to a person having failed to give the Company the information required by a notice, or being in default as regards supplying such information, includes reference to his having failed or refused to give all or any part of it and reference to his having given information which he knows to be false in a material particular or having recklessly given information which is false in a material particular;

68.4	the “prescribed period” means 14 days;

68.5	an “excepted transfer” means, in relation to any shares held by a shareholder:

68.5.1	a transfer pursuant to the acceptance of a takeover offer for the Company (within the meaning of the Act);

68.5.2	a transfer as a result of a sale made through a recognised investment exchange; or

68.5.3

a transfer which is shown to the satisfaction of the board to be made as a result of a sale of the whole of the beneficial interest in the shares to a person who is unconnected with the shareholder and with any other person appearing to be interested in the shares.

69.	Section 794

Nothing contained in these articles shall limit the powers of the Company under section 794 of the Act.

NUMBER OF DIRECTORS

70.	Number of directors

Unless and until otherwise determined by the Company by ordinary resolution there shall be no maximum number of directors, but the number of directors shall not be less than two.

ALTERNATE DIRECTORS

71.	Appointment

71.1

Any director (other than an alternate director) may, by notice sent to or received at the office or at an address specified by the Company for the purpose of communication by electronic means, or in any other manner approved by the board, appoint any other director or any other person who is approved by the board and is willing to act to be his alternate. No appointment of an alternate director who is not already a director shall be effective until his consent to act as a director has been received at the office or at an address specified by the Company for the purpose of communication by electronic means and his appointment has been approved by the board.

71.2	An alternate director shall not be required to hold any shares.

72.	Revocation of appointment

72.1

A director may, at any time, by notice sent to or received at the office or at an address specified by the Company for the purpose of communication by electronic means, revoke the appointment of his alternate director and, subject to the provisions of article 71, appoint another person in his place.

72.2

If a director ceases to hold the office of director or if he dies, the appointment of his alternate director shall then also cease. However, if any director retires but is reappointed at the meeting at which such retirement takes effect, any valid appointment of an alternate director which was in force immediately before his retirement shall continue to operate after his reappointment as if he had not so retired.

72.3	The appointment of an alternate director shall cease on the happening of any event which, if he was a director otherwise appointed, would cause him to vacate office.

73.	Participation in board meetings

73.1

Every alternate director shall (subject to him giving to the Company an address at which notices may be served on him) be entitled to receive notice of all meetings of the board and all committees of which his appointor is a member.

73.2

In the absence from such meetings of his appointor, an alternate director shall be entitled to attend and vote at such meetings and to exercise all the powers, rights, duties and authorities of his appointor.

73.3

A director acting as alternate director shall have, in addition to his own vote, a separate vote at board and committee meetings for each director for whom he acts as alternate director; however, he shall count as only one director for the purpose of determining whether a quorum is present.

74.	Responsibility

Every person acting as an alternate director shall be deemed to be an officer of the Company, shall alone be responsible for his own acts and defaults, and shall not be deemed to be the agent of his appointor.

75.	Remuneration and expenses

An alternate director shall not be entitled as against the Company to any fees for his services as an alternate. An alternate director shall be paid by the Company such expenses as might properly have been repaid to him if he had been a director.

POWERS OF THE BOARD

76.	Powers of the board

76.1

Subject to these articles and to any directions given by special resolution of the Company, the business of the Company shall be managed by the board which may exercise all the powers of the Company whether relating to the management of the business or not.

76.2

No alteration of these articles and no special resolution of the Company shall invalidate any prior act of the board which would have been valid if such alteration had not been made or such special resolution had not been passed.

76.3	The provisions contained elsewhere in these articles as to any specific power of the board shall not be deemed to limit the general powers given by this article 76.

77.	Powers of directors if less than minimum required number

77.1

If the number of directors is less than the minimum for the time being prescribed by these articles, the remaining director or directors shall only act for the purpose of appointing an additional director or directors to make up such minimum or to convene a general meeting of the Company for the purpose of making such appointment. If there is no director or if no director or directors are able or willing to act, then any two shareholders may summon a general meeting for the purpose of appointing directors.

77.2

Any additional director appointed by the remaining director or directors shall (subject to the provisions of these articles and unless he is re-elected during such meeting) hold office only until the dissolution of the annual general meeting of the Company next following such appointment.

78.	Exercise of voting rights

The board may exercise or cause to be exercised the voting rights conferred by shares in any other company held or owned by the Company, or any power of appointment to be exercised by the Company, in such manner and in all respects as it thinks fit (including the exercise of the voting rights or power of appointment in favour of the appointment of any director as a director or other officer or employee of such company or in favour of the payment of remuneration to the directors, officers or employees of such company).

79.	Corporate shareholders

The board may at any time require a corporate shareholder to furnish any information, supported (if the board so requires) by a statutory declaration, which it may consider necessary for the purpose of determining whether or not such shareholder is a close company within the meaning of section 439 of the Corporation Tax Act 2010.

80.	Provision for employees on cessation or transfer of business

The board may resolve to exercise any power conferred on the Company by the Companies Acts to make provision for the benefit of any person employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

81.	Change of name

The Company may change its name by resolution of the board.

82.	Overseas register

Subject to the provisions of the Companies Acts, the board may exercise the powers conferred on the Company with regard to the keeping of an overseas or local or other register and may make and vary such regulations as it thinks fit in respect of the keeping of any such register.

83.	Borrowing powers

83.1	Subject to the provisions of the Companies Acts, the board may exercise all the powers of the Company:

83.1.1	to borrow money;

83.1.2	to mortgage or charge all or any part of the undertaking, property and assets (present or future) and uncalled share capital of the Company;

83.1.3	to issue debentures and other securities; and

83.1.4	to give security, either outright or as collateral security for any debt, liability or obligation of the Company or of any third party.

83.2

The board may exercise all the powers of the Company to borrow or raise money upon or by the issue or sale of any debentures or securities on such terms as to time of repayment, rate of interest, price of issue or sale, payment of premium or bonus upon redemption or repayment or otherwise as it may determine, including (subject to the provisions of the Companies Acts) a right for the holders of debentures or securities to exchange the same for shares of any class.

83.3

The board may confer upon any mortgagees or persons in whom any debenture or security is vested, such rights and powers as it thinks necessary or expedient. It may vest any property of the Company in trustees for the purpose of securing any monies so borrowed or raised; and confer upon the trustees or any receiver to be appointed by them or by any debenture holder such rights and powers as the board may think necessary or expedient in relation to:

83.3.1	the undertaking or property of the Company, or its management or realisation; or

83.3.2	the making, receiving or enforcing of calls on the shareholders in respect of unpaid share capital,

and otherwise, and may make and issue debentures to trustees for the purpose of further security, and any such trustees may be remunerated.

83.4

The board may give security for the payment of any monies payable by the Company in the same manner as for the payment of monies borrowed or raised, in which case such amount shall be deemed to be included as part of the borrowings for the purposes of article 84.

84.	Limit to borrowing powers

84.1

The board shall restrict the borrowings of the Company and shall exercise all voting and other rights or powers of control exercisable by the Company in relation to its subsidiary undertakings (if any) so as to procure (but as regards such subsidiary undertakings, only in so far as it can procure by such exercise) that the aggregate principal amount outstanding in respect of all borrowings by the group (exclusive of any borrowings which are owed by one group company to another and after deducting cash deposited) shall not, at any time, without an ordinary resolution of the Company, exceed a sum equal to two times the adjusted total of capital and reserves (or such higher limit as may be fixed from time to time by ordinary resolution).

84.2

No lender or other person dealing with the Company shall be concerned to see or enquire whether the limit imposed by this article 84 is observed. No debt incurred or security given in respect of borrowings in excess of the limit imposed by this article 84 shall be invalid or ineffectual, except in the case of express notice to the lender or recipient of the security at the time when the debt was incurred or security given that the limit had been or would be exceeded.

84.3

A report or certificate by the auditors as to the amount of the adjusted total of capital and reserves and as to the aggregate amount of borrowings for the purposes of this article 84, or to the effect that the limit imposed by this article 84 has not been or will not be exceeded at any particular time or times, shall be conclusive evidence of such amount or fact and binding on all concerned. Nevertheless, for the purposes of this article 84, the board may, at any time, act in reliance on a bona fide estimate of the amount of the adjusted total of capital and reserves, and if, as a result, the limit on borrowings set out in this article 84 is inadvertently exceeded, an amount borrowed equal to the excess may be disregarded until the expiration of 90 days after the date on which, by reason of a determination of the auditors or otherwise, the board became aware that such a situation has or may have arisen.

84.4	In this article 84:

84.4.1	“adjusted total of capital and reserves” means a sum equal to the aggregate of:

84.4.1.1	the amount paid up on the shares (including any shares held as treasury shares); and

84.4.1.2

the amounts standing to the credit of the reserves of the group (whether distributable or undistributable, and including retained earnings, share premium account, capital redemption reserve, revaluation reserve and unappropriated balance of grants (including investment grants)), after deducting any debit balance on retained earnings (other than any such debit balance arising only on consolidation);

all as shown in the latest balance sheet, but after:

84.4.1.3	making such adjustments as may be appropriate in respect of:

(a)

any variation in the amount paid up on the shares or the amount of the share premium account or the capital redemption reserve of the Company since the date of the latest balance sheet; and so that, for this purpose, if any proposed allotment of shares by the Company for cash has been underwritten or agreed to be subscribed, then such shares shall be deemed to have been allotted, and the amount (including the premium) of the subscription monies payable in respect of them (not being monies payable later than six months after the date of allotment) shall be deemed to have been paid up to the extent so underwritten or agreed to be subscribed on the date when the issue of such shares was underwritten or agreed to be subscribed (or, in the event that such underwriting or agreement to subscribe was conditional, the date on which it became unconditional); and

(b)	any variation in the interests of the Company in its subsidiary undertakings since the date of the latest balance sheet;

84.4.1.4	excluding (so far as not already excluded):

(a)	amounts attributable to minority interests in group companies; and

(b)	any sum set aside for taxation (other than deferred taxation);

84.4.1.5

deducting the amount of any distribution out of profits accrued up to and including the date of the latest balance sheet declared, recommended or made by any group company to a person other than a group company (to the extent not provided for in the latest balance sheet); and

84.4.1.6	making such other adjustments (if any) as the board may consider appropriate or necessary and as are approved by the auditors;

84.4.2	“borrowings” shall be deemed to include the following (except in so far as otherwise taken into account):

84.4.2.1	the principal amount of any debenture (whether secured or unsecured) of any group company owned otherwise than by any group company;

84.4.2.2	the nominal amount of any share (not being equity share capital) of any group company which is not owned within the group;

84.4.2.3

the nominal amount of any share and the principal amount of any borrowings or other indebtedness, the redemption or repayment of which is guaranteed or secured or is the subject of an indemnity given by any group company, but where the beneficial interest in the redemption or repayment of which is not owned within the group;

84.4.2.4

the outstanding amount raised by acceptances under any acceptance credit or bills facility opened on behalf of and in favour of any group company by any bank or accepting house, not being acceptances of, or acceptance credits in relation to, trade bills for purchases of goods or services in the ordinary course of business and outstanding for six months or less;

84.4.2.5

any fixed or minimum premium payable on final repayment of any borrowing or deemed borrowing (but so that any premium payable on final repayment of an amount not to be taken into account as borrowings shall not be taken into account); and

84.4.2.6

amounts raised under any transaction (including, without limitation, forward sale or purchase agreements) having the commercial effect of borrowings entered into to enable the financing of operations or capital requirements, but shall be deemed not to include:

84.4.2.7

borrowings made by a group company for the purpose of repaying the whole or any part of borrowings falling to be taken into account for the purposes of this article 84 within six months of being first borrowed, pending their application for such purpose within such period;

84.4.2.8

borrowings made by a group company for the purpose of financing any contract in respect of which any part of the price receivable under such contract by that or another group company is guaranteed or insured by any government, governmental agency or body, or by a person (not being a group company) carrying on the business of providing credit insurance, up to the amount not exceeding that part of the price receivable under the contract which is so guaranteed or insured;

84.4.2.9

such proportion of the borrowings of any group company which is not a wholly-owned subsidiary of the Company as that part of its paid up equity share capital which is not beneficially owned, directly or indirectly, by a group company bears to the whole of its paid up equity share capital (but an equivalent proportion of borrowings from one such non wholly-owned subsidiary by any other group company which would otherwise fall to be excluded shall nevertheless be included);

84.4.2.10

borrowings of a company which was not a subsidiary undertaking at the date of the latest balance sheet, to the extent that the borrowings do not exceed its borrowings outstanding on the date when it became a group company;

84.4.2.11

any sum advanced or paid to any group company (or its agents or nominees) by customers of any group company as unexpended customer receipts or progress payments pursuant to any contract between such customer and a group company;

84.4.2.12	the amount of any monies held by any group company whether on deposit or current account or otherwise in connection with any scheme for the benefit of employees or their dependants; and

84.4.2.13	sums which fall to be treated as borrowings by any group company by reason only of any current statement of standard accounting practice or other accounting principle or practice;

84.4.3

“cash deposited” means an amount equal to the aggregate for the time being outstanding of all cash deposits or balances on each account of the group (whether current or otherwise) with any bank (not being a group company), the realisable value of certificates of deposit and securities of governments and companies or other readily realisable deposits owned by any group company, except that (in the case of any such items owned by a group company which is not a wholly-owned subsidiary) only that portion which is equal to the proportion of that company’s paid up equity share capital which is beneficially owned, directly or indirectly, by a group company shall be taken into account);

84.4.4	“group” means the Company and its subsidiary undertakings from time to time;

84.4.5	“group company” means any company in the group;

84.4.6

“latest balance sheet” means the consolidated balance sheet dealing with the state of affairs of the Company and its subsidiary undertakings comprised in the latest group accounts prepared and approved by the board and on which the auditors have made their report pursuant to the Companies Acts.

84.5	When the aggregate amount of borrowings required to be taken into account for the purposes of this article 84 on any particular day is being ascertained:

84.5.1	any of such monies denominated or repayable in a currency other than sterling shall be converted for the purpose of calculating the sterling equivalent either:

84.5.1.1	at the rate of exchange used for the conversion of that currency in the latest balance sheet;

84.5.1.2	if no rate was so used, at the middle market rate prevailing in London at the close of business on the date of that balance sheet; or

84.5.1.3

where the repayment of such monies is expressly covered by a forward purchase contract, currency option, back-to-back loan, swap or other arrangement taken out or entered into to reduce the risk associated with fluctuations in exchange rates, at the rate of exchange specified in that document, but, if the amount in sterling resulting from conversion at that rate would be greater than that resulting from conversion at the middle market rate prevailing in London at the close of business on the working day immediately preceding the day on which the calculation falls to be made, the latter rate shall apply instead;

84.5.2

if, under the terms of any borrowing, the amount of money that would be required to discharge its principal amount in full if it fell to be repaid (at the option of the borrower or by reason of default) on such date is less than the amount that would otherwise be taken into account in respect of that borrowing for the purpose of this article 84, the amount of the borrowing to be taken into account shall be the lesser amount.

DELEGATION OF DIRECTORS’ POWERS

85.	Powers of executive directors

The board may from time to time delegate or entrust to and confer upon any director holding executive office (including a managing director) such of its powers, authorities and discretions (with power to sub-delegate) for such time, on such terms and subject to such conditions as it thinks fit. It may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

86.	Delegation to committees

86.1

The board may delegate any of its powers, authorities and discretions (with power to sub-delegate) (including powers or discretions relating to the remuneration of or benefits given to the directors) for such time, on such terms and subject to such conditions as it thinks fit to any committee consisting of one or more directors and (if thought fit) one or more other persons (provided that a majority of the members of a committee shall be directors or alternate directors and no resolution of a committee shall be effective unless a majority of those present when it was passed are directors or alternate directors). The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers, and discharge any such committee in whole or in part.

86.2

All committees shall, in the exercise of the powers delegated to them and in the transaction of business, conform to any mode of proceedings and regulations which may be prescribed by the board. Subject to that, the proceedings of any committee shall be governed by such of these articles as regulate the proceedings of the board, so far as they are capable of applying.

86.3	References in these articles to committees include sub-committees permitted under these articles.

87.	Local and divisional management

87.1

The board may establish any local or divisional boards or agencies for managing any of the affairs of the Company in any locality in relation to any business, either in the United Kingdom or elsewhere; and it may appoint any person to be a member of such local or divisional board, or a manager or agent, and may fix his remuneration.

87.2

The board may delegate to any local or divisional board, manager or agent so appointed any of its powers, authorities and discretions (with power to sub-delegate) and may authorise the members for the time being of any such local or divisional board, or any of them, to fill up any vacancies and to act even though there are vacancies; and any such appointment or delegation may be made for such time, on such terms and subject to such conditions as the board thinks fit. The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

87.3

Subject to any terms and conditions expressly prescribed by the board, the proceedings of any local or divisional board or agency with two or more members shall be governed by such of these articles as regulate the proceedings of the board, so far as they are capable of applying.

88.	Power of attorney

The board may, by power of attorney or otherwise, appoint any person or persons to be the agent of the Company and may delegate to any such person or persons any of its powers, authorities and discretions (with power to sub-delegate), in each case for such purposes and for such time, on such terms (including, but not limited to, remuneration and the protection and convenience of persons dealing with the agent) and subject to such conditions as it thinks fit. The board may confer such powers either collaterally with, or to the exclusion of and in substitution for, all or any of the powers of the board in that respect, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

89.	Associate directors

The board may appoint any person (not being a director) to any office or employment having a designation or title including the word “director”, or attach to any existing office or employment with the Company such designation or title, and may terminate any such appointment or the use of such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment shall not imply that such person is, or is deemed to be, or is empowered in any respect to act as, a director of the Company for any of the purposes of the Companies Acts or these articles.

APPOINTMENT AND RETIREMENT OF DIRECTORS

90.	Power of the Company to appoint directors

Subject to the provisions of the Companies Acts and of these articles, the Company may by ordinary resolution appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the existing board.

91.	Power of the board to appoint directors

91.1

Without prejudice to the power of the Company to appoint any person to be a director pursuant to these articles but subject to the provisions of the Companies Acts and of these articles, the board may, at any time, appoint any person who is willing to act as a director, either to fill a vacancy or as an addition to the existing board, but so that the total number of directors shall not exceed any maximum number fixed in accordance with these articles.

91.2

Any director so appointed shall, subject to the provisions of these articles, hold office only until the dissolution of the annual general meeting of the Company next following such appointment (unless he is re-elected during such meeting), save that if he was appointed after notice of such annual general meeting was given, he shall hold office until the dissolution of the next following annual general meeting (unless he is re-elected during such meeting).

92.	Appointment of executive directors

92.1

Subject to the provisions of the Companies Acts, the board may from time to time appoint one or more of its body to hold any employment or executive office (including that of chief executive and managing director) for such period and on such terms as the board may determine; and (without prejudice to any claim for damages for breach of any contract of service between the director and the Company and to any claim which may arise by operation of law) the board may revoke or terminate any such appointment.

92.2	A chief executive, managing director or other executive director who ceases to hold the office of director from any cause shall automatically cease to be a managing or executive director immediately.

93.	Eligibility of new directors

93.1	No person, other than a director retiring (by rotation or otherwise), shall be eligible for appointment or reappointment as a director at any general meeting, unless:

93.1.1	he is recommended by the board; or

93.1.2

not less than seven nor more than 42 days before the date appointed for the meeting, notice by a shareholder (other than the person to be proposed) entitled to attend and vote at the meeting of the intention to propose that person for appointment or reappointment, stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company’s register of directors, together with notice given by that person of his willingness to be appointed or reappointed, is given to the Company.

93.2	A director shall not be required to hold any shares.

94.	Voting on resolution for appointment

A resolution for the appointment of two or more persons as directors by a single resolution shall be void unless an ordinary resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

95.	Retirement by rotation

95.1

At each annual general meeting of the Company, one-third of the directors who are subject to retirement by rotation or, if their number is not three or a multiple of three, the number nearest to but not exceeding one-third shall retire from office but so that, if there are fewer than three directors who are subject to retirement by rotation, one shall retire from office.

95.2

In addition to the directors required to retire by rotation under article 95.1 (as determined in accordance with article 96), there shall also be required to retire by rotation any director who at an annual general meeting of the Company shall have been a director at each of the preceding two annual general meetings of the Company, provided that:

95.2.1	he was not appointed or reappointed at either such annual general meeting; and

95.2.2

he has not otherwise ceased to be a director (whether by resignation, retirement, removal or otherwise) and been reappointed by general meeting of the Company at or since either such annual general meeting.

96.	Directors subject to retirement

96.1	Subject to the provisions of the Companies Acts and of these articles, the directors subject to retire by rotation at each annual general meeting shall:

96.1.1	exclude any director appointed by the board pursuant to article 91.1 after the dissolution of the preceding annual general meeting; and

96.1.2

include, so far as necessary to obtain the number required, first, any director who wishes to retire and not offer himself for re-election, and secondly, those directors who have been longest in office since their last appointment or reappointment. As between two or more directors who have been in office an equal length of time, the director to retire shall, in default of agreement between them, be determined by lot.

96.2

The directors to retire on each occasion (both as to number and identity) shall be determined by the composition of the board at the start of business on the date of the notice convening the annual general meeting, even though the number or identity of the directors after that time but before the close of the meeting may change.

97.	Position of retiring director

A director who retires at an annual general meeting may, if willing to act, be reappointed. If he is not reappointed or is not deemed to have been reappointed, he shall retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

98.	Deemed reappointment

At any general meeting at which a director retires by rotation, the Company may fill the vacancy. If it does not do so, the retiring director shall, if willing, be deemed to have been reappointed, unless it is expressly resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the vote of the meeting and lost.

REMOVAL AND DISQUALIFICATION OF DIRECTORS

99.	Removal by ordinary resolution

In addition to any power of removal conferred by the Companies Acts and without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company and to any claim which may arise by operation of law, the Company may by ordinary resolution remove any director before the expiration of his period of office; and, subject to the provisions of the Companies Acts and of these articles, the Company may by ordinary resolution appoint another person who is willing to act to be a director in his place. Any person so appointed shall be treated, for the purposes of determining the time at which he or any other director is to retire, as if he had become a director on the day on which the person in whose place he is appointed was last appointed or reappointed a director.

100.	Vacation of office by director

100.1	Without prejudice to the provisions for retirement by rotation contained in these articles, the office of a director shall be vacated if:

100.1.1	he resigns by notice sent to or received at the office or at an address specified by the Company for the purposes of communication by electronic means or tendered at a board meeting;

100.1.2	he ceases to be a director by virtue of any provision of the Companies Acts, is removed from office pursuant to these articles or becomes prohibited by law from being a director;

100.1.3	he becomes bankrupt or he makes any arrangement or composition with his creditors generally;

100.1.4

a registered medical practitioner who is treating him gives a written opinion to the Company stating that he has become physically or mentally incapable of acting as a director and may remain so for more than three months and the board resolves that his office be vacated;

100.1.5

both he and his alternate director (if any) appointed pursuant to the provisions of these articles have been absent, without the permission of the board, from board meetings for six consecutive months, and the board resolves that his office be vacated;

100.1.6	his contract for his services as a director expires or is terminated for any reason and is neither renewed nor a new contract granted within 14 days; or

100.1.7

(without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company and to any claim which may arise by operation of law) he is removed from office by a notice addressed to him at his last known address and signed by all his co-directors. An alternate director appointed by the director to whom such notice is being given and acting in his capacity as such shall not be required to sign such notice; and a director and any alternate director appointed by him and acting in his capacity as such shall constitute a single director for this purpose, so that the signature of either of them on such notice shall be sufficient.

100.2	If the office of a director is vacated for any reason, he shall cease to be a member of any committee.

100.3	A resolution of the board declaring a director to have vacated office under the terms of this article 100 shall be conclusive as to the fact and grounds of vacation stated in the resolution.

REMUNERATION OF NON-EXECUTIVE DIRECTORS

101.	Ordinary remuneration

101.1

Unless otherwise determined by the Company by ordinary resolution, a director (other than an alternate director) who does not hold executive office shall be paid for his services as a director fees at such rate (not exceeding £125,000 per annum) as the board may decide.

101.2

The maximum aggregate level of fees stipulated by or in accordance with article 101.1 shall be increased on each anniversary of the date of the adoption of these articles (or, if appropriate, the date upon which the maximum was last fixed by ordinary resolution in accordance with article 101.1) by the same percentage increase as the percentage increase in the General Index of Retail Prices for all items (or such other comparable index as may be substituted for it from time to time before such anniversary) in the 12 months immediately preceding such date.

101.3

Any fee payable pursuant to this article 101 shall be deemed to accrue from day to day and shall be distinct from any salary, remuneration or other amounts payable to a director pursuant to other provisions of these articles.

102.	Additional remuneration

Any director who does not hold executive office and who serves on any committee or who devotes special attention to the business of the Company, or who otherwise performs any services on behalf of the Company or its business which, in the opinion of the board, are outside the scope of the ordinary duties of a director, may (without prejudice to the provisions of article 101) be paid such reasonable additional remuneration for such services, whether by way of additional fees, salary, percentage of profits or otherwise, as the board may from time to time determine.

REMUNERATION OF EXECUTIVE DIRECTORS

103.	Remuneration of executive directors

The salary or remuneration of any director appointed to hold any employment or executive office in accordance with the provisions of these articles shall be such as the board may from time to time determine, and may be either a fixed sum of money, or may altogether or in part be governed by business done or profits made or otherwise determined by the board.

DIRECTORS’ EXPENSES

104.	Directors’ expenses

Each director shall be entitled to be repaid all reasonable travelling, hotel and other expenses properly incurred by him in the performance of his duties as director, including any expenses incurred in attending meetings of the board or of any committees or general meetings or separate meetings of the holders of any class of shares or debentures of the Company.

DIRECTORS’ INTERESTS

105.	Directors’ permitted interests and voting

105.1	Subject to compliance with article 107, a director, despite his office:

105.1.1	may enter into or otherwise be interested in any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

105.1.2

(except that of auditor or auditor of a subsidiary of the Company) may hold any other office or place of profit under the Company in conjunction with the office of director and may act by himself or through his firm in a professional capacity to the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a director;

105.1.3

may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any company promoted by the Company or in which the Company is otherwise (directly or indirectly) interested or as regards which the Company has any powers of appointment; and

105.1.4

shall not be liable to account to the Company for any profit, remuneration or other benefit realised by any such office, employment, transaction or arrangement and no such transaction or arrangement shall be avoided on the grounds of any such interest or benefit.

105.2

Save as provided in this article 105, a director shall not vote on, or be counted in the quorum in relation to, any resolution of the directors concerning any contract, transaction or arrangement or any other proposal in which he (or any person connected with him as detailed in article 105.8) is interested.

105.3

Subject to the provisions of the Companies Acts, a director shall (in the absence of some other interest than is set out below) be entitled to vote, and be counted in the quorum, in respect of any resolution concerning any contract, transaction or arrangement or any other proposal:

105.3.1	in which he has an interest of which he is not aware;

105.3.2	in which he has an interest which cannot reasonably be regarded as likely to give rise to a conflict of interest;

105.3.3	in which he has an interest only by virtue of interests in shares, debentures or other securities of the Company, or by reason of any other interest in or through the Company;

105.3.4	which involves the giving of any guarantee, security or indemnity in respect of:

105.3.4.1	money lent or obligations incurred by him or by any other person at the request of or for the benefit of the Company or any of its subsidiary undertakings; or

105.3.4.2

a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part, either alone or jointly with others, under a guarantee or indemnity or by the giving of security;

105.3.5

concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiary undertakings in which offer he is or may be entitled to participate as a holder of securities; or in the underwriting or sub-underwriting of which the director is to participate;

105.3.6

concerning any other body corporate in which he (and any person connected with him) has a direct or indirect interest of any kind (including an interest by holding any position, or by holding an interest in shares, in that body corporate), provided that he (and any person connected with him) does not hold an interest in shares (within the meaning set out in sections 820 to 825 of the Act) representing one per cent or more of either any class of equity share capital, or the voting rights, in such body corporate (excluding any shares of that class, or any voting rights attached to shares, which are held as treasury shares);

105.3.7

relating to an arrangement for the benefit of the employees or former employees of the Company or any of its subsidiary undertakings which does not award him any privilege or benefit not generally awarded to the employees or former employees to whom such arrangement relates; or

105.3.8	concerning:

105.3.8.1	insurance which the Company proposes to maintain or purchase for the benefit of directors or for the benefit of persons including directors; or

105.3.8.2	indemnities in favour of directors; or

105.3.8.3	the funding of expenditure by one or more directors on defending proceedings against such director or them or doing anything to enable such director or directors to avoid incurring such expenditure.

105.4

Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment or its termination) of two or more directors to offices or places of profit with the Company or any company in which the Company is interested, such proposals may be divided and a separate resolution considered in relation to each director. In such case, each of the directors concerned (if not otherwise debarred from voting under this article 105) shall be entitled to vote (and be counted in the quorum) in respect of each resolution, except that concerning his own appointment.

105.5

If any question arises at any meeting as to whether any interest of a director prevents him from voting or being counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be referred to the chairman of the meeting. The chairman of the meeting’s ruling in relation to the director concerned (other than himself) shall be final and conclusive (except where it subsequently becomes apparent that the nature or extent of the interests of the director concerned have not been fairly disclosed).

105.6

If any question arises at any meeting as to whether any interest of the chairman of the meeting prevents him from voting or being counted in a quorum, and such question is not resolved by his voluntarily agreeing to abstain from voting or being counted in the quorum, such question shall be decided by resolution of the directors or committee members present at the meeting (excluding the chairman). The majority vote of the directors or committee members shall be final and conclusive (except where it subsequently becomes apparent that the nature or extent of the interests of the chairman of the meeting have not been fairly disclosed).

105.7

Subject to the provisions of the Companies Acts, the Company may by ordinary resolution suspend or relax the provisions of this article 105, either generally or in respect of any particular matter, or ratify any transaction not duly authorised by reason of a contravention of this article 105.

105.8	For the purposes of this article 105:

105.8.1	sections 252 to 255 of the Act shall be applied to determine whether a person is connected with a director;

105.8.2	an interest of a person who is connected with a director shall be treated as an interest of the director;

105.8.3	in relation to an alternate, an interest of his appointor shall be treated as an interest of the alternate, in addition to any interest which the alternate otherwise has; and

105.8.4	without prejudice to article 105.8.3, the provisions of this article 105 shall apply to an alternate director as if he were a director otherwise appointed.

106.	Authorisation of directors’ conflicts of interest

106.1	For the purposes of this article 106 and article 107:

“Relevant Situation” means a situation or matter in which a director has a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company (including, without limitation, in relation to the exploitation of any property, information or opportunity, whether or not the Company could take advantage of it) but excludes (i) any situation or matter which cannot reasonably be regarded as likely to give rise to a conflict of interest and (ii) any conflict of interest arising in relation to a transaction or arrangement with the Company;

“Interested Director” means, in relation to any Relevant Situation, any director interested in that Relevant Situation; and

any reference to a conflict of interest includes a conflict of interest and duty and a conflict of duties.

106.2	The directors shall have the power to authorise any Relevant Situation on such terms as they determine. Such authorisation shall be effective only if:

106.2.1	any requirement as to the quorum at the meeting of the directors at which the Relevant Situation is considered is met without counting the Interested Director(s); and

106.2.2	any resolution authorising the Relevant Situation was agreed to without the Interested Director(s) voting or would have been agreed to if the votes of the Interested Director(s) had not been counted.

106.3	Any terms determined by the directors under article 106.2 may be imposed at the time of authorisation or may be imposed or varied subsequently and may include (without limitation):

106.3.1	whether the Interested Director(s) may vote (or be counted in the quorum at a meeting) in relation to any resolution relating to the Relevant Situation;

106.3.2	the exclusion of the Interested Director(s) from all information and discussion by the Company of the Relevant Situation; and

106.3.3

(without prejudice to the general obligations of confidentiality) the application to the Interested Director(s) of a strict duty of confidentiality to the Company for any confidential information of the Company in relation to the Relevant Situation.

106.4	An Interested Director must act in accordance with any terms determined by the directors under article 106.2.

106.5

Except as specified in article 106.2, any proposal made to the directors and any authorisation by the directors in relation to a Relevant Situation shall be dealt with in the same way as any other matter may be proposed to and resolved upon by the directors in accordance with the provisions of these articles.

106.6

Any authorisation of a Relevant Situation given by the directors under article 106.2 may provide that, where the Interested Director obtains (other than through his position as a director) information that is confidential to a third party, he will not be obliged to disclose it to the Company or to use it in relation to the Company’s affairs in circumstances where to do so would amount to a breach of that confidence.

106.7

A director shall not, by reason of his holding office as a director (or of the fiduciary relationship established by holding that office), be liable to account to the Company for any remuneration, profit or other benefit resulting from any Relevant Situation authorised under article 106.2 and no contract shall be liable to be avoided on the grounds of any director having any type of interest authorised under article 106.2, nor shall the receipt of any such remuneration, profit or other benefit constitute a breach of his duty under section 176 of the Act.

107.	Provisions applicable to declarations of interest

107.1	An Interested Director shall declare the nature and extent of his interest in a Relevant Situation to the other directors.

107.2	A director who is in any way (directly or indirectly) interested in any proposed transaction or arrangement with the Company shall declare the nature and extent of his interest to the other directors.

107.3

A director who is in any way (directly or indirectly) interested in a transaction or arrangement that has been entered into by the Company shall declare the nature and extent of his interest to the other directors unless the interest has been declared under article 107.2.

107.4	The declaration of interest must (in the case of article 107.3) and may, but need not (in the case of article 107.1 or 107.2) be made:

107.4.1	at a meeting of the directors; or

107.4.2	by notice to the directors in accordance with section 184 or section 185 of the Act.

107.5	If a declaration of interest proves to be, or becomes, inaccurate or incomplete, a further declaration must be made.

107.6	Any declaration of interest required by article 107.1 must be made as soon as is reasonably practicable.

107.7	Any declaration of interest required by article 107.2 must be made before the Company enters into the transaction or arrangement.

107.8

Any declaration of interest required by article 107.3 must be made as soon as is reasonably practicable. Failure to comply with this requirement does not affect the underlying duty to make the declaration.

107.9	A declaration in relation to an interest of which the director is not aware is not required. For this purpose, a director is treated as being aware of matters of which he ought reasonably to be aware.

107.10	A director need not declare an interest:

107.10.1	if it cannot reasonably be regarded as likely to give rise to a conflict of interest;

107.10.2	if, or to the extent that, the other directors are already aware of it (and for this purpose the other directors are treated as aware of anything of which they ought reasonably to be aware); or

107.10.3

if, or to the extent that, it concerns terms of his service contract that have been or are to be considered by a meeting of the directors or by a committee of the directors appointed for the purpose under the articles.

DIRECTORS’ GRATUITIES AND BENEFITS

108.	Directors’ gratuities and benefits

108.1	The board may exercise all the powers of the Company to provide:

108.1.1	pensions or other retirement or superannuation benefits;

108.1.2	death or disability benefits; or

108.1.3	other allowances or gratuities,

by insurance or otherwise, for any person who is, or has at any time been, a director of or employed by or in the service of the Company or any company which is a subsidiary company of the Company, or is allied to or associated with the Company or any such subsidiary, or any predecessor in business of the Company or any such subsidiary.

108.2

The board may also exercise the powers of the Company to extend these arrangements to any family member of such person (including a spouse, civil partner, former spouse or former civil partner) or any person who is, or was, dependent on him.

108.3

For such purpose, the board may establish, maintain, subscribe and contribute to any scheme, trust or fund and pay premiums. The board may procure any of these matters to be done by the Company, either alone or in conjunction with any other person.

108.4

Any director or former director shall be entitled to receive and retain for his own benefit any pension or other benefit provided under this article 108 and shall not be obliged to account for it to the Company.

PROCEEDINGS OF THE BOARD AND COMMITTEES

109.	Board meetings

Subject to the provisions of these articles, the board may meet for the despatch of business, adjourn and otherwise regulate its proceedings as it thinks fit.

110.	Notice of board meetings

Any director may, and the secretary at the request of a director shall, summon a board meeting at any time by notice (which need not be in writing) served on the members of the board in accordance with the provisions of article 148. A director may waive his entitlement to notice of any meeting, either prospectively or retrospectively and any retrospective waiver shall not affect the validity of the meeting or of any business conducted at the meeting. A director will be treated as having waived his entitlement to notice unless he has supplied the Company with the information necessary to ensure that he receives notice of a meeting before it takes place.

111.	Quorum

The quorum necessary for the transaction of business may be determined by the board and, until otherwise determined, shall be two directors. A duly convened meeting of the board at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions for the time being vested in or exercisable by the board.

112.	Chairman of the board

The board may appoint one of its body as chairman to preside at every board meeting at which he is present and one or more deputy chairmen, and determine the period for which he is or they are to hold office (and may at any time remove him or them from office). If no such chairman of the board or deputy chairman is elected, or if at any meeting neither the chairman of the board nor a deputy chairman is present within 15 minutes of the time appointed for commencement of the meeting, the directors and (in the absence of their appointors) alternate directors present shall choose one of their number to be chairman of such meeting. In the event of two or more deputy chairmen being present, the senior of them shall act as chairman of the meeting, seniority being determined by length of office since their last appointment or reappointment. As between two or more who have held office an equal length of time, the deputy chairman to act as chairman of the meeting shall be decided by those directors and (in the absence of their appointors) alternate directors present. Any chairman of the board or deputy chairman may also hold executive office in the Company.

113.	Voting

Questions arising at any meeting shall be determined by a majority of votes. In the case of an equality of votes, the chairman of the meeting shall have a second or casting vote.

114.	Participation by telephone

Provided that all persons participating in the meeting are able to hear and speak to each other throughout such meeting, any director, directors or alternate may validly participate in a meeting of the board or a committee through the medium of one or more conference telephones or similar form of communications equipment. A person so participating shall be deemed to be present in person at the meeting and shall accordingly be counted in a quorum and be entitled to vote. Subject to the provisions of the Companies Acts, all business transacted in such manner by the board or a committee shall, for the purposes of these articles, be deemed to be validly and effectively transacted at a meeting of the board or a committee, even though fewer than two directors are physically present at the same place. Such a meeting shall be deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

115.	Resolution in writing

A resolution in writing signed by all the directors who are at the relevant time entitled to receive notice of a board meeting and who would be entitled to vote (and whose vote would have been counted) on the resolution at a board meeting (if that number is sufficient to constitute a quorum), or by all members of a committee, shall be as valid and effective for all purposes as a resolution duly passed at a meeting of the board (or committee, as the case may be). The resolution in writing may consist of several documents in the same form, each signed by one or more of the directors concerned or members of the relevant committee. Such a resolution need not be signed by an alternate director if it is signed by his appointor, and a resolution signed by an alternate need not also be signed by his appointor.

116.	Validity of proceedings of the board or committee

All acts done by a meeting of the board, or of a committee, or by any person acting as a director, alternate director or member of a committee shall, even though it is afterwards discovered that:

116.1	there was some defect in the appointment of any person or persons acting as such; or

116.2	they or any of them were or was disqualified from holding office or not entitled to vote, or had in any way vacated their or his office,

be as valid as if every such person had been duly appointed, and was duly qualified, and had continued to be a director, alternate or member of a committee and entitled to vote.

SECRETARY

117.	Secretary

117.1

Subject to the provisions of the Companies Acts, the board shall appoint a secretary or joint secretaries and shall have power to appoint one or more persons to be an assistant or deputy secretary at such remuneration and on such terms and conditions as it thinks fit. Without prejudice to any claim for damages which he may have for breach of any contract of service between him and the Company and to any claim which may arise by operation of law, the board may from time to time remove any person so appointed from office and appoint another or others in his place.

117.2

Any provision of the Companies Acts or of these articles requiring or authorising a thing to be done by or to a director and the secretary shall not be satisfied by its being done by or to the same person acting both as director and as, or in the place of, the secretary.

117.3

Anything required or authorised to be done by or to the secretary may, if the office is vacant or there is for any other reason no secretary capable of acting, be done by or to any assistant or deputy secretary or, if there be no assistant or deputy secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the board.

117.4	Persons dealing with the Company shall be entitled to assume that each joint secretary is entitled by himself to do anything required or authorised to be done by the secretary.

AUTHENTICATION OF DOCUMENTS

118.	Authentication of documents

118.1	Any director or the secretary or any person appointed by the board for the purpose shall have power to authenticate:

118.1.1	any documents affecting the constitution of the Company (including its articles of association);

118.1.2	any resolutions passed by the Company or the board or a committee; and

118.1.3	any books, records, documents and accounts relating to the business of the Company,

and to certify copies of them or extracts from them as true copies or extracts, and any such authentication or certification shall be conclusive and binding on all concerned.

118.2	If any books, records, documents and accounts are not kept at the office, the person who holds them shall be deemed to be the person so appointed by the board for the purposes of article 118.1.

118.3

Any books, records, documents and accounts which are held by the Company in electronic form may be authenticated under this article 118 as if they were books, records, documents or accounts held in hard copy form.

MINUTES

119.	Minutes

119.1	The board shall cause minutes to be made, in books kept for the purpose, of:

119.1.1	all appointments of officers made by the board;

119.1.2	all appointments of committees;

119.1.3	the names of directors present at every meeting of the board, committees, the Company or the holders of any class of shares or debentures of the Company; and

119.1.4	all orders, resolutions and proceedings of such meetings.

119.2

Any such minutes, if purporting to be signed by the chairman of the meeting at which the proceedings were held, or by the chairman of the next succeeding meeting, or the secretary, shall be sufficient evidence of the matters stated in such minutes.

SEALS

120.	Safe custody

The board shall provide for the safe custody of every seal.

121.	Application of seals

121.1	A seal shall only be used pursuant to the authority of a resolution of the board or of a committee.

121.2

The board may determine who shall sign any document to which a seal is affixed or which is intended to take effect as if executed under seal (or, in the case of share certificates, on which the seal is printed), either generally or in relation to a particular document or type of document. The board may also determine, either generally or in any particular case, that such signature may be dispensed with. Unless otherwise determined by the board:

121.2.1	share certificates and, subject to the provisions of any document constituting the same, certificates issued in respect of any debentures or other securities of the Company need not be signed; and

121.2.2	every other document to which a seal is affixed shall be signed by one director in the presence of a witness, by one director and the secretary or by two directors.

121.3	Nothing in these articles shall require the Company to issue under the seal any certificate or other document which is not by law required to be so issued.

122.	Securities seal

Any seal which is to be used as a securities seal shall be used only for sealing securities issued by the Company, and documents creating or evidencing securities so issued. Any such securities or documents sealed with the securities seal shall not be required to be signed.

CHEQUES, BILLS AND NOTES

123.	Cheques, bills and notes

The directors may draw, make, accept or endorse, or authorise any other person or persons to draw, make, accept or endorse, any cheques, bills of exchange, promissory notes or other negotiable instruments, provided that every cheque, bill of exchange, promissory note or other negotiable instrument drawn, made, accepted or endorsed shall be signed by such persons or person as the directors may appoint for the purpose.

DIVIDENDS AND OTHER PAYMENTS

124.	Declaration of dividends

Subject to the provisions of the Companies Acts and of these articles, the Company may by ordinary resolution declare a dividend to be paid to the shareholders according to their respective rights and interests in the profits of the Company, but no dividend shall exceed the amount recommended by the board.

125.	Interim dividends

125.1	Subject to the provisions of the Companies Acts, the board may, if it considers that the profits of the Company available for distribution justify such payments:

125.1.1	declare and pay interim dividends on shares of any class of such amounts and on such dates and for such periods as it determines; and

125.1.2	declare and pay the fixed dividend on any class of shares carrying a fixed dividend on the dates prescribed for the payment of such dividends.

125.2

If there is more than one class of shares, the board may pay interim dividends on shares which rank after shares conferring preferred rights with regard to dividend as well as on shares with preferred rights, unless at the time of payment any preferential dividend is in arrears.

125.3

Provided that the board acts in good faith, it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of any interim dividend on any shares ranking after those with preferred rights.

126.	Entitlement to dividends

126.1	The provisions of this article 126 shall apply unless these articles, the rights attached to any shares or the terms of any shares provide otherwise.

126.2

All dividends shall be declared and paid in proportions based on the amounts paid up on the nominal value of the shares during any portion or portions of the period in respect of which the dividend is paid.

126.3	No amount paid up on a share in advance of a call shall be treated for the purpose of this article 126 as paid up on the share.

126.4

If the terms on which any share is allotted provide that such share shall be entitled to a dividend as if the nominal value of it were fully paid or partly paid from a particular date (in the past or the future), then such share shall be entitled to a dividend on that basis.

127.	Method of payment

127.1	The Company may pay any dividend, interest or other sum payable in respect of a share:

127.1.1	in cash or by cheque, warrant or money order;

127.1.2	by any bank or other funds transfer system;

127.1.3

in respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the holder or joint holders, by means of a relevant system (subject always to the facilities and requirements of that relevant system). Without prejudice to the generality of the preceding wording, such payment may include the sending by the Company or by any person on its behalf of an instruction to the Operator of the relevant system to credit the cash memorandum account of the holder or joint holders or, if permitted by the Company, of such person as the holder or joint holders may direct in writing; and/or

127.1.4	by such other means and to or through such person as the holder or joint holders may direct in writing.

127.2	Every such cheque, warrant or money order may be sent:

127.2.1	by post to the registered address of the person entitled to it;

127.2.2

in the case of joint holders (or of two or more persons being jointly entitled to a share as a result of the death or bankruptcy of the holder or otherwise by operation of law), to the registered address of that person whose name stands first in the register (or, in the case of persons so entitled, if their names are not noted in the register, to such of those persons whose surname is first alphabetically); or

127.2.3	to such person and address as the person or persons entitled may direct in writing.

Every cheque, warrant or money order is sent at the risk of the person entitled to the money represented by it. Without prejudice to the generality of the preceding wording, if any such cheque, warrant or money order has or is alleged to have been lost, stolen or destroyed, the board may, if the person entitled to such cheque, warrant or money order requests it, issue a replacement cheque, warrant or money order (subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the board thinks fit).

127.3

The Company shall have no responsibility for any sum lost or delayed in the course of transfer by or through any bank or other funds transfer system (including the relevant system concerned) or when it has acted on any directions given in writing by the person or persons entitled to it.

127.4

The payment of the cheque, warrant or money order or the collection of funds from or transfer of funds by a bank or other funds transfer system in accordance with article 127.1 or, in respect of shares in uncertificated form, the making of payment in accordance with the facilities and requirements of the relevant system concerned shall be a good discharge to the Company.

127.5	Any joint holder or other person jointly entitled to any share may give an effective receipt for all dividends and other monies paid in respect of such share.

128.	Currency of payment

128.1

Unless otherwise provided by these articles or the rights attached to any shares, a dividend or any other monies payable in respect of a share may be declared or paid in whatever currency the board may decide.

128.2

The board may decide that a particular approved depositary should receive dividends in a currency other than the currency in which it is declared and may make arrangements accordingly. In particular, where an approved depositary has elected or agreed to receive dividends in another currency, the board may in its discretion make arrangements with such approved depositary for payment of dividends to be made to it for value on the date on which the relevant dividend is paid, or such later date as the board may determine.

128.3

In the event that a dividend is to be paid in a currency other than the currency in which it was declared, the rate of exchange to be used for conversion of the dividend shall be such market rate selected by the board as it shall consider appropriate as at the close of business on the last working day before:

128.3.1	in the case of a dividend declared by ordinary resolution in accordance with the provisions of article 124, the date when the board announces their intention to recommend the particular dividend; or

128.3.2	in any other case, the date when the board declares the particular dividend.

128.4	The decision of the board regarding the rate of exchange shall be final and conclusive.

129.	Dividends not to bear interest

No dividend or other monies payable by the Company on or in respect of any share shall carry a right to receive interest from the Company, unless otherwise provided by the rights attached to the shares.

130.	Calls or debts may be deducted from dividends

The board may deduct from any dividend or other monies payable to any person on or in respect of a share all such sums as may be due from him to the Company on account of calls or otherwise in relation to shares. Monies deducted in this way may be used to pay such amounts owed to the Company in relation to such shares.

131.	Unclaimed dividends etc

All unclaimed dividends, interest or other sums payable may be invested or otherwise made use of by the board for the benefit of the Company until claimed. All dividends unclaimed for a period of 12 years after having been declared or becoming due for payment shall be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend, interest or other sum payable by the Company on or in respect of any share into a separate account shall not constitute the Company a trustee, and the Company shall not be liable to pay interest, in respect of it.

132.	Uncashed dividends

If:

132.1	on two consecutive occasions:

132.1.1

cheques, warrants or money orders for dividends or other monies payable in respect of a share sent by the Company to the person entitled to it are returned to the Company or left uncashed during the period for which they are valid; or

132.1.2	any transfer by a bank or other funds transfer system has not been satisfied; or

132.2	following one such occasion, reasonable enquiries have failed to establish any new postal address of the holder,

the Company shall not be obliged to send or transfer any dividends or other monies payable in respect of that share due to that person until he notifies the Company of an address to be used for the purpose.

133.	Payment of dividends in kind

133.1

Without prejudice to any other provision of these articles, the board may, with the authority of an ordinary resolution of the Company, direct that payment of all or part of any dividend declared may be satisfied by the distribution of specific assets (and, in particular, of paid up shares or debentures of any other company).

133.2	The board may settle any difficulty which arises in relation to the distribution, as it thinks fit; and, in particular, may:

133.2.1	ignore fractions, or issue certificates for fractions, or authorise any person to sell and transfer fractions;

133.2.2	fix the value for the distribution of such specific assets or any part of them;

133.2.3	determine that cash payments may be made to any shareholders on the basis of the value so fixed in order to secure equality of distribution; and/or

133.2.4	vest any such assets in trustees on trust for the persons entitled to the dividend.

SCRIP DIVIDENDS AND DIVIDEND REINVESTMENT

134.	Payment of scrip dividends

134.1

Without prejudice to any other provision of these articles, the board may, with the prior authority of an ordinary resolution of the Company, offer holders of ordinary shares the right to elect to receive new ordinary shares, credited as fully paid, instead of cash in respect of all or part of any dividend or dividends specified by the ordinary resolution.

134.2

The board may, in its absolute discretion, exclude or restrict the offer to elect to receive new shares where it considers that this is necessary or desirable to comply with legal or practical problems under the laws of any territory, or the requirements of any recognised regulatory body or any stock exchange in any territory.

134.3	The board may offer holders the right to elect to receive new shares instead of cash for:

134.3.1	the next dividend; or

134.3.2	all future dividends (if a scrip dividend alternative is made available) until such time as they notify the Company that they no longer wish to receive new shares.

134.4	The following provisions shall apply where payment of a dividend is satisfied in accordance with article 134.1:

134.4.1	the ordinary resolution may specify a particular dividend or may relate to all or any dividends declared or paid within a specified period;

134.4.2

a shareholder is entitled to such number of new shares whose total relevant value is as near as possible to the cash amount (disregarding any associated tax credit) he would have received, but not in excess of it. For such purpose, the “relevant value” of an ordinary share shall be the average market value of such shares for the five dealing days commencing, and including, the day when such shares are first quoted “ex-dividend” or a later day chosen by the board. The “average market value” shall be calculated:

134.4.2.1	by reference to the middle market quotations for a fully paid ordinary share on the London Stock Exchange, as published in the Daily Official List of the London Stock Exchange; or

134.4.2.2	in such other manner as may be determined by or in accordance with the ordinary resolution.

134.4.3	the board may make such provisions as it considers necessary or expedient in relation to any offer to be made pursuant to this article 134, including (but not limited to):

134.4.3.1	the giving of notice to shareholders of the right of election offered to them;

134.4.3.2	the provision of forms of election (whether in respect of a particular dividend or dividends generally);

134.4.3.3	determining the procedure for making and revoking such elections;

134.4.3.4	specifying the place at which, and the latest time by which, forms of election and any other relevant documents must be lodged in order to be effective; and

134.4.3.5

payment in cash to shareholders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any shareholder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any shareholder or any other provision for fractional entitlements;

134.4.4

the relevant dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be declared or payable on shares in respect of which an election has been duly made (“elected shares”); instead, new shares shall be allotted to the holders of the elected shares on the basis of allotment calculated as stated in article 134.4.2. For such purpose, the board may:

134.4.4.1

resolve to capitalise a sum equal to the aggregate nominal amount of the new shares to be allotted on that basis out of any profits of the Company (whether or not they are available for distribution) which are not required for paying any preferential dividend, or any sum standing to the credit of any other reserve of the Company (including any share premium account, capital redemption reserve or other undistributable reserve); and

134.4.4.2	appropriate such sum in paying up in full the appropriate number of new shares for allotment and distribution to the holders of the elected shares on such basis.

A board resolution capitalising any part of any profits or reserve in accordance with this article 134.4.4 shall have the same effect as if such capitalisation had been authorised by ordinary resolution of the Company in accordance with these articles and, in relation to any such capitalisation, the board may exercise all the powers conferred on it by these articles without the need for such ordinary resolution; and

134.4.5

the new shares so allotted shall be allotted as at the record date for the dividend in respect of which the right of election has been offered, and shall rank equally in all respects with each other and with the existing fully paid shares. Provided that they will not rank for any dividend or other distribution or other entitlement which has been declared, made or paid by reference to such record date.

135.	Dividend reinvestment generally

135.1

The board may implement and maintain one or more share dividend or distribution reinvestment plans, including or instead of offering scrip dividends in accordance with article 134. Any such plan may be suspended or terminated at any time by the board, in its absolute discretion.

135.2

The terms and conditions of any such plan shall be determined by the board in its absolute discretion, and it may amend such terms and conditions as it thinks fit. In particular, the board may determine that any such plan shall only be available to certain shareholders, or to part of the dividends.

135.3	Without prejudice to the provisions of article 135.2, the terms of any such plan may give shareholders the right:

135.3.1	to elect to receive new fully paid shares instead of a cash amount;

135.3.2	to subscribe in cash for new shares, payable in full or by instalments;

135.3.3	to apply cash in paying up in full or by instalments any unpaid or partly paid shares held on the terms of the plan;

135.3.4	to apply cash in purchasing existing shares; or

135.3.5	to accept any other option or participate in any other arrangements thought by the board to be appropriate.

135.4

To the extent that any provision of this article 135 relates to offers to elect to receive new shares instead of a cash dividend, it shall be subject to the provisions of article 134 and of any ordinary resolution passed under article 134.1.

CAPITALISATION OF PROFITS AND RESERVES

136.	Authority to capitalise and appropriation of capitalised sums

136.1	Subject to the articles, the board may, if it is so authorised by an ordinary resolution of the Company:

136.1.1

decide to capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of any other reserve of the Company (including any share premium account, capital redemption reserve or other undistributable reserve); and

136.1.2

appropriate any sum which it so decides to capitalise (a “capitalised sum”) to the persons who would have been entitled to it if it were distributed by way of dividend (“persons entitled”) and in the same proportions as their entitlement to dividends (“relevant proportions”).

136.2	Capitalised sums must be applied on behalf of the persons entitled and in the relevant proportions.

136.3

Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum, which are then allotted, credited as fully paid, to the persons entitled or as they may direct.

136.4	A capitalised sum which was appropriated from profits available for distribution may be applied:

136.4.1	in or towards paying up any amounts unpaid on existing shares held by the persons entitled (whether as to the nominal value of the shares or any amount payable to the Company by way of premium); or

136.4.2

in paying up new debentures or other securities of the Company of a nominal amount equal to the capitalised sum, which are then allotted, credited as fully paid, to the persons entitled or as they may direct.

136.5	Subject to the articles, the board may:

136.5.1	apply capitalised sums in accordance with articles 136.3 and 136.4 partly in one way and partly in another;

136.5.2

make such arrangements as it thinks fit where any difficulty arises with regard to any distribution of any capitalised sum; and, in particular, in the case of shares, debentures or other securities becoming distributable under this article 136 in fractions, the board may decide that the benefit of fractional entitlements belongs to the Company, that fractions are to be ignored, to make payments in cash in lieu of fractional entitlements, or otherwise deal with fractions as it thinks fit;

136.5.3

authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares, debentures or other securities to them under this article 136; and

136.5.4	generally do all acts and things required to give effect to the ordinary resolution of the Company.

136.6

For the purposes of this article 136, unless the relevant ordinary resolution provides otherwise, if the Company holds treasury shares of the relevant class at the record date for the capitalisation, it shall be treated as if it were entitled to receive the dividends in respect of those treasury shares which would have been payable if those treasury shares had been held by a person other than the Company.

RECORD DATES

137.	Record dates

137.1

Regardless of any other provision of these articles but without prejudice to the rights attached to any shares, the Company or the board may fix any time on any date (the “record date”) as the time at which persons registered as the holders of shares, debentures or other securities of the Company shall be entitled to receive any dividend, distribution, capitalisation, allotment or issue.

137.2

Such record date may be on or at any time before the date on which such dividend, distribution, capitalisation, allotment or issue is paid or made, and may be after any such dividend, distribution, capitalisation, allotment or issue is announced, declared or resolved.

ACCOUNTS

138.	Inspection of accounts

138.1	No shareholder (other than a shareholder who is a director or other officer) shall have any right to inspect any accounting record or other document of the Company, unless:

138.1.1	he has such right pursuant to the Companies Acts or a proper court order;

138.1.2	he is authorised by the board; or

138.1.3	he is authorised by an ordinary resolution of the Company.

139.	Copy of accounts to be sent to shareholders

Subject to article 140, the Company shall send a copy of its annual accounts and reports for each financial year to:

139.1	every shareholder and every holder of debentures of the Company (whether or not such shareholder or holder is entitled to receive notice of general meetings of the Company); and

139.2	every person who is entitled to receive notice of general meetings of the Company,

in each case, as required by and in accordance with the Companies Acts.

140.	Summary financial statements

Where permitted by and in accordance with the Companies Acts, the Company may provide a summary financial statement instead of copies of the annual accounts and reports required to be sent in accordance with article 139.

NOTICES

141.	Notices to be in writing

Any notice to be given to or by any person pursuant to these articles shall be in writing, except that a notice convening a meeting of the board or of a committee need not be in writing.

142.	Service of notices, documents or other information on shareholders

142.1	Any notice, document or other information may be served on or sent or supplied to any shareholder by the Company:

142.1.1	personally;

142.1.2	by sending it through the post in a prepaid envelope addressed to the shareholder at his registered address (or at any other address in the United Kingdom notified for the purpose);

142.1.3	by delivering it by hand to or leaving it at that address in an envelope addressed to the shareholder;

142.1.4	by sending or supplying it by electronic means to an address notified by the shareholder to the Company for that purpose;

142.1.5	by making it available on a website and notifying the shareholder of its availability in accordance with this article 142;

142.1.6	by means of a relevant system; or

142.1.7	by any other means authorised in writing by the relevant shareholder.

142.2	However, article 142.1 shall not affect any provision of the Companies Acts requiring offers, notices or documents to be served on or sent or supplied to a shareholder in a particular way.

142.3

Subject to article 142.4, in the case of joint holders of a share, all notices, documents or other information shall be served on or sent or supplied to the person named first in the register in respect of the joint holding. Notice so given shall be sufficient notice to all joint holders.

142.4

If a shareholder (or, in the case of joint holders, the person first named in the register) has a registered address outside the United Kingdom, but has notified the Company of a postal address within the United Kingdom at which notices, documents or other information may be given to him, he shall be entitled to have notices, documents and other information given to him at that address. Otherwise, a shareholder (or joint holders) whose registered address is outside the United Kingdom shall not be entitled to receive any notice, document or other information from the Company.

142.5

In the case of joint holders of a share, anything to be agreed or specified in relation to any notice, document or other information to be served on or sent or supplied to them may be agreed or specified by any one of the joint holders and the agreement or specification of the senior shall be accepted to the exclusion of that of the other joint holders and, for this purpose, seniority shall be determined by the order in which the names stand in the register in respect of the joint holding.

142.6

If, as a result of all or some of the notices, dividend warrants or other documents or information given, sent or supplied by the Company to a shareholder being returned undelivered to the Company or other reasonable evidence, it is apparent that during a period of at least two consecutive years such documents or information have not been received by that shareholder, then the Company shall no longer be obliged to give notices to that shareholder until he notifies the Company of a new registered address or postal address within the United Kingdom for the service of notices and the despatch or supply of documents and other information, or shall have informed the Company of an address for the service of notices and the despatch or supply of documents and other information in electronic form.

142.7

Any notice, document or other information to be given, sent or supplied to a shareholder shall be deemed to have been duly given, sent or supplied to any shareholder who under article 142.4 or 142.6 or any other provision of these articles is not entitled to the same from the Company by exhibiting the same at the office.

142.8	The Company may at any time and in its sole discretion choose to serve, send or supply notices, documents or other information in hard copy form alone to some or all shareholders.

143.	Notice by advertisement

If there is a suspension or curtailment of postal services within the United Kingdom or some part of the United Kingdom, the Company need only give notice of a general meeting to those shareholders with whom the Company can communicate by electronic means and who have provided the Company with an address for this purpose. The Company shall also advertise the notice in at least one newspaper with a national circulation and make it available on its website from the date of such advertisement until the conclusion of the meeting or any adjournment of it. If at least six clear days prior to the meeting the sending or supply of notices by post in hard copy form has again become generally possible, the Company shall send or supply confirmatory copies of the notice by post to those shareholders who would otherwise receive the notice in hard copy form.

144.	Evidence of service on shareholders

144.1	Any notice, document or other information:

144.1.1	addressed to a shareholder at his registered address or address for service in the United Kingdom shall, if sent by post, be deemed to have been given:

144.1.1.1	(if prepaid as first class) 24 hours after it was posted; and

144.1.1.2	(if prepaid as second class) 48 hours after it was posted

and it shall be sufficient to prove that the envelope containing such notice, document or information was properly addressed, prepaid and put in the post;

144.1.2

not sent by post but addressed to a shareholder and delivered by hand to or left at a registered address or address for service in the United Kingdom shall be deemed to have been given on the day it was so delivered or left;

144.1.3

served, sent or supplied to a shareholder by electronic means shall be deemed to have been given on the day on which it was sent and it shall be sufficient to show that such notice, document or information was properly addressed;

144.1.4

served, sent or supplied to a shareholder by publishing such notice, document or other information on a website shall be deemed to have been given on the day on which the notice, document or other information was first made available on the website or, if later, when the recipient was given (or is deemed to have been given) notification of the fact that the notice, document or other information was available on the website in accordance with the provisions of this article 144;

144.1.5

served, sent or supplied to a shareholder by means of a relevant system shall be deemed to have been given when the Company, or any participant in the relevant system acting on behalf of the Company, sends the instruction relating to the notice, document or other information;

144.1.6

served, sent or supplied to a shareholder by any other means authorised in writing by the shareholder shall be deemed to have been given when the Company has carried out the action it has been authorised to take for that purpose.

144.2

A shareholder present in person or by proxy at any meeting of the Company or of the holders of any class of shares shall be deemed to have been given proper notice of the meeting and, if required, of the purposes for which it was called.

144.3	Any notice or document exhibited at the office shall be deemed to have been served, sent or supplied on that day when it was first so exhibited.

145.	Record date for service on shareholders

For the purpose of serving, sending or supplying notices, documents or other information on shareholders, whether in accordance with the Companies Acts, a provision in these articles or any other document, the Company may determine that only those persons entered in the register at the close of business on a day fixed by the Company are entitled to receive such notices, documents or other information. This day must not be more than 14 days before the day that the notice, document or information is served, sent or supplied. No change in the register after that time shall invalidate that service, sending or supply.

146.	Notice binding on transferees etc

Every person who, by operation of law, transfer or by any other means, becomes entitled to a share shall be bound by any notice in respect of that share (other than a notice served by the Company under section 793 of the Act) which, before his name is entered in the register, has been duly served on, sent or supplied to a person from whom he derives his title.

147.	Notice in case of death, bankruptcy or mental disorder

In the case of the death or bankruptcy of a shareholder or some other event giving rise to the transmission of a share by operation of law, the Company may serve, send or supply a notice, document or other information to the person entitled as a result of such event as if he was the holder of the share. Such notice, document or other information shall be given by addressing it to him by name or by the title of representative of the deceased or trustee of the bankrupt shareholder (or by any similar designation) at an address supplied for that purpose by the person claiming to be so entitled. Until such an address has been supplied, a notice, document or other information may be served, sent or supplied in any manner in which this might have been done if the death, bankruptcy or other event had not occurred. Service, sending or supply in accordance with this article 147 shall be deemed to be sufficient notice to all other persons interested in such share.

148.	Notices to directors

The Company may give any notice, document or other information to a director:

148.1	personally;

148.2	by word of mouth;

148.3	by sending it through the post in a prepaid envelope to the postal address given by him to the Company for this purpose;

148.4	by delivering it by hand to or leaving it at that address in an envelope addressed to him; or

148.5	by electronic means, to an address given by him to the Company for this purpose.

DESTRUCTION OF DOCUMENTS

149.	Destruction of documents

149.1	Provided that it complies with the uncertificated securities rules in relation to shares held in uncertificated form, the Company may destroy:

149.1.1	any share certificate which has been cancelled, after one year from the date of such cancellation;

149.1.2

any mandate for the payment of dividends or other monies or any variation or cancellation of the same or any notification of change of name or address, after two years from the date such mandate, variation, cancellation or notification was recorded by the Company;

149.1.3

any transfer of shares (including any documents sent to support a transfer and any documents constituting the renunciation of an allotment of shares) which has been registered, after six years from the date of registration;

149.1.4	any other document on the basis of which any entry in the register is made, after six years from the date an entry in the register was first made in respect of it; and

149.1.5	any instrument of proxy, after one year from the poll at which it was used or (if there was no poll) after one month from the meeting to which it relates.

149.2	It shall be presumed conclusively in favour of the Company that:

149.2.1	every entry in the register purporting to have been made on the basis of a share transfer form or other document so destroyed was duly and properly made;

149.2.2	every share transfer form so destroyed was a valid and effective transfer duly and properly registered;

149.2.3	every share certificate so destroyed was a valid certificate validly cancelled; and

149.2.4	every other document destroyed under this article 149 was a valid and effective document in accordance with the recorded particulars of it in the books or records of the Company,

provided always that:

149.2.5

the provisions of this article 149 shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

149.2.6

nothing contained in this article 149 shall be construed as imposing on the Company any liability in respect of the destruction of any such document earlier than provided for in this article 149 or in any case where the conditions of this article 149 are not fulfilled; and

149.2.7	references in this article 149 to the destruction of any document include references to its disposal in any manner.

WINDING UP

150.	Power to petition

The board may present a petition to the court in the name and on behalf of the Company for the Company to be wound up.

151.	Winding up

151.1

If the Company is wound up (whether the liquidation is voluntary, under supervision of the court or by the court), the liquidator may, with the authority of a special resolution and any other sanction required by law, divide among the shareholders in kind the whole or any part of the assets of the Company. This applies whether or not the assets consist of property of one kind or different kinds. For this purpose, the liquidator may set such value as he considers fair on any one or more class or classes of property, and may determine, on the basis of such valuation, how such division shall be carried out as between shareholders or classes of shareholders; however, if any such division is otherwise than in accordance with the existing rights of shareholders, every shareholder shall have the same right of dissent and other ancillary rights as if such resolution were a special resolution passed in accordance with section 110 of the Insolvency Act 1986. The liquidator may, with the same authority, transfer any part of the assets to trustees on such trusts for the benefit of shareholders as the liquidator, with the same authority, thinks fit. The liquidation may then be closed and the Company dissolved. The liquidator shall not, however (except with the consent of the shareholder concerned), distribute to a shareholder any asset to which there is attached a liability or potential liability for the owner.

151.2

The power of sale of a liquidator shall include a power to sell, wholly or in part, for shares or debentures or other obligations of another company, whether it is already in existence or is about to be formed for the purposes of the sale.

DIRECTORS’ INDEMNITY AND INSURANCE

152.	Directors’ indemnity and insurance

To the extent permitted by the Companies Acts, the Company may:

152.1	indemnify any director of the Company or of any associated company against any liability;

152.2	purchase and maintain insurance against any liability for any director of the Company or of any associated company.